EXHIBIT 4.12

DATED 26 May 2005

THE VARIOUS BORROWERS
(as borrowers)

— and —

CITIBANK N.A.
ING BANK N.V.
NORDEA BANK NORGE ASA, Grand Cayman Branch
and others
(as banks)

— and —

CITIGROUP GLOBAL MARKETS LTD
ING BANK N.V.
NORDEA BANK FINLAND PLC, New York Branch
(as mandated lead arrangers)

— and —

CITIGROUP GLOBAL MARKETS LTD
ING BANK N.V.
(as bookrunners)

— and —

CITIBANK N.A.
ING BANK N.V.
NORDEA BANK NORGE ASA, Grand Cayman Branch
(as underwriters)

— and —

NORDEA BANK FINLAND PLC, New York Branch
(as administrative agent and security trustee)

US$550,000,000 SECURED
REDUCING REVOLVING LOAN
FACILITY AGREEMENT

STEPHENSON HARWOOD
One, St. Paul’s Churchyard
London EC4M 8SH
Tel: 020 7329 4422
Fax: 020 7329 7100
Ref: 819/1138

CONTENTS

LOAN FACILITY AGREEMENT

Dated: 26 May 2005

BETWEEN:-

(1)	THE COMPANIES listed in Schedule 2 each of which is a limited liability company formed according to the law of the Marshall Islands with its registered office at c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and its principal place of business at TK House, Bayside Executive Park, West Bay Street & Blake Road, Nassau, The Bahamas (each a “Borrower” together the “Borrowers”); and

(2)	the banks and financial institutions listed in Schedule 1, each acting through its office at the address indicated against its name in Schedule 1 (together “the Banks” and each a “Bank”); and

(3)	CITIGROUP GLOBAL MARKETS LTD, ING BANK N.V. and NORDEA BANK FINLAND PLC, New York Branch acting as mandated lead arrangers (in that capacity each an “MLA” together the “MLA’s”); and

(4)	CITIBANK N.A., ING BANK N.V. and NORDEA BANK NORGE ASA, Grand Cayman Branch acting as underwriters (in that capacity each an “Underwriter” together the “Underwriters”); and

(5)	CITIGROUP GLOBAL MARKETS LTD and ING BANK N.V. acting as bookrunners (in that capacity each a “Bookrunner” together the “Bookrunners”); and

(6)	NORDEA BANK FINLAND PLC, New York Branch acting as administrative agent and security trustee through its office at 437 Madison Avenue, New York NY 10022 (in that capacity the “Agent”).

WHEREAS:-

Each of the Banks has agreed to advance to the Borrowers as joint and several borrowers its respective Commitment of an aggregate principal amount not exceeding five hundred and fifty million Dollars ($550,000,000) to assist the Borrowers in refinancing certain existing indebtedness and otherwise for the general corporate and working capital purposes of the Guarantor Group.

IT IS AGREED as follows:-

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:-

1.1.1	“the Address for Service” means c/o Teekay Shipping (UK) Ltd of 49 St James’s Street, London SW1 A11, England or, in relation to any of the Security Parties, such other address in England and Wales as that Security Party may from time to time designate by no fewer than ten Business Days’ written notice to the Agent.

1.1.2	“Administration” has the meaning given to it in paragraph 1.1.3 of the ISM Code.

1.1.3	the “Advance Date”, in relation to any Drawing, means the date on which that Drawing is advanced by the Banks to the Borrowers pursuant to Clause 2.

1.1.4	“Approved Brokers” means H. Clarkson & Co. Ltd, Simpson Spence & Young Shipbrokers Ltd, Compass Maritime Services LLC, Fearnley AS, R. S. Platou AS and P.F. Bassoe AS.

1.1.5	“Assignments” means the deeds of assignment of Insurances, Earnings and Requisition Compensation in respect of each of the Vessels referred to in Clause 8.1.1 (each an “Assignment”).

1.1.6	“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

1.1.7	“the Borrowers’ Obligations” means all of the liabilities and obligations of the Borrowers to the Finance Parties under or pursuant to the Borrowers’ Security Documents, whether actual or contingent, present or future, and whether incurred alone or jointly or jointly and severally with any other and in whatever currency, including (without limitation) interest, commission and all other charges and expenses.

1.1.8	“the Borrowers’ Security Documents” means those of the Security Documents to which any of the Borrowers is or is to be a party.

1.1.9	“Break Costs” means all documented costs, losses, premiums or penalties incurred by any of the Finance Parties in the circumstances contemplated by Clause 17.4 or as a result of any of them receiving any prepayment of all or any part of the Facility (whether pursuant to Clauses 5.2 and 5.3 or otherwise) or any other payment under or in relation to the Security Documents on a day other than the due date for payment of the sum in question, and includes (without limitation) any losses or costs incurred in liquidating or re-employing deposits from third parties acquired to effect or maintain the Facility, and any liabilities, expenses or losses incurred by any of the Finance Parties in terminating or reversing, or otherwise in connection with, any interest rate and/or currency swap, transaction or arrangement entered into by any of the Finance Parties with any member of the Guarantor Group to hedge any exposure arising under this Agreement, or in terminating or reversing, or otherwise in connection with, any open position arising under this Agreement.

1.1.10	“Business Day” means a day on which banks are open for the transaction of business of the nature contemplated by this Agreement (and not authorised by law to close) in New York City, United States of America; London, England; and any other financial centre which the Agent may reasonably consider appropriate for the operation of the provisions of this Agreement.

1.1.11	“Change of Control” means either (i) in respect of each of the Borrowers that the Guarantor shall cease, for any reason whatsoever, to own or control directly or indirectly, all of the shares of the Borrowers or (ii) in respect of the Guarantor any person or any two or more persons acting in concert (excluding Resolute Investments Inc. or any successor thereto) acquire (a) legally or beneficially and either directly or indirectly more than fifty per cent (50%) of the entire issued share capital of the Guarantor; or (b) the right or ability to control, either directly or indirectly the affairs or the composition of the majority of the board of directors (or equivalent of it) of the Guarantor.

1.1.12	“Commitment” means, in relation to each Bank, the amount of the Facility which that Bank agrees to advance to the Borrowers as its several liability as indicated against the name of that Bank in Schedule 1, as reduced from time to time in accordance with Clause 2.4, or, where the context permits, the amount of the Facility advanced by that Bank and remaining outstanding.

1.1.13	“Commitment Commission” means the commitment commission to be paid by the Borrowers to the Agent on behalf of the Banks pursuant to Clause 7.

1.1.14	“Commitment Termination Date” means the date falling one month prior to the Termination Date.

1.1.15	a “Communication” means any notice, approval, demand, request or other communication from one party to this Agreement to any other party to this Agreement.

1.1.16	“the Communications Address” means c/o Teekay Shipping (Canada) Ltd, Suite 2000, Bentall 5, 550 Burrard Street, Vancouver, B.C., Canada V6C 2K2, fax no: +1 604 681 3011 marked for the attention of Director, Finance.

1.1.17	“Company” means at any given time the company responsible for a Vessel’s compliance with (i) the ISM Code under paragraph 1.1.2 of the ISM Code and or (ii) the ISPS Code (as the case may be).

1.1.18	“Currency of Account” means, in relation to any payment to be made to a Finance Party pursuant to any of the Security Documents, the currency in which that payment is required to be made by the terms of the relevant Security Document.

1.1.19	“Default Rate” means the rate which is the aggregate of LIBOR, any Mandatory Cost, the Margin and two per centum (2%) per annum.

1.1.20	“Dollars” “US$” and “$” each means available and freely transferable and convertible funds in lawful currency of the United States of America.

1.1.21	“Drawdown Notice” means a notice complying with Clause 2.3 in the form set out in Schedule 5.

1.1.22	“Drawing” means a part (or, if requested and available, all) of the Facility advanced by the Banks to the Borrowers in accordance with Clause 2.

1.1.23	“DOC” means, in relation to the relevant Company responsible for each Vessel’s compliance with the ISM Code, a valid Document of Compliance issued for that Company by the Administration under paragraph 13.2 of the ISM Code.

1.1.24	“Earnings”, in relation to a Vessel, means all hires including (without limitation) all time charter hire and bareboat charter hire, freights, pool income and other sums payable to or for the account of the Owner in respect of that Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of that Vessel.

1.1.25	“Encumbrance” means any mortgage, charge, pledge, lien, assignment, hypothecation, preferential right, option, title retention or trust arrangement or any other agreement or arrangement which, in any of the aforementioned instances, has the effect of creating security.

1.1.26	“Environmental Affiliate” means an agent or employee of an Owner or a person in a contractual relationship with an Owner in respect of the Vessel owned by it (including without limitation, the operation of or the carriage of cargo of such Vessel).

1.1.27	“Environmental Approvals” means any present or future permit, licence, approval, ruling, variance, exemption or other authorisation required under the applicable Environmental Laws.

1.1.28	“Environmental Claim” means any and all enforcement, clean-up, removal, administrative, governmental, regulatory or judicial actions, orders, demands or investigations instituted or completed pursuant to any Environmental Laws or Environmental Approvals together with any claims made by any third person relating to damage, contribution, loss or injury resulting from any Environmental Incident.

1.1.29	“Environmental Incident” means:

(a)	any release of Environmentally Sensitive Material from a Vessel; or

(b)	any incident in which Environmentally Sensitive Material is released from a vessel other than a Vessel and which involves a collision between a Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the relevant Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or where any guarantor, any manager (or any sub-manager of such Vessel) or any of its officers, employees or other persons retained or instructed by it (or such sub-manager) are at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)	any other incident in which Environmentally Sensitive Material is released otherwise than from such Vessel and in connection with which that Vessel is actually or potentially liable to be arrested and/or where any guarantor, any manager (or any sub-manager of the relevant Vessel) or any of its officers, employees or other persons retained or instructed by it (or such sub-manager) are at fault or allegedly at fault or otherwise liable to any legal or administrative action.

1.1.30	“Environmental Laws” means all present and future laws, regulations, treaties and conventions of any applicable jurisdiction which:

(a)	have as a purpose or effect the protection of, and/or prevention of harm or damage to, the environment;

(b)	relate to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

(c)	provide remedies or compensation for harm or damage to the environment; or

(d)	relate to Environmentally Sensitive Materials or health or safety matters.

1.1.31	“Environmentally Sensitive Material” means (i) oil and oil products and (ii) any other waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the environment or a nuisance to any person or that may make the enjoyment, ownership or other territorial control of any affected land, property or waters more costly for such person to a material degree.

1.1.32	“Event of Default” means any of the events set out in Clause 12.2.

1.1.33	“Execution Date” means the date on which this Agreement is executed by each of the parties hereto.

1.1.34	“Facility” means the reducing revolving credit facility made available by the Banks to the Borrowers pursuant to this Agreement.

1.1.35	“the Facility Outstandings” at any time means the total of all Drawings made at that time, to the extent not reduced by repayments, prepayments and voluntary reductions.

1.1.36	“the Facility Period” means the period beginning on the Execution Date and ending on the date when the whole of the Indebtedness has been repaid in full and the Borrowers have ceased to be under any further actual or contingent liability to the Finance Parties under or in connection with the Security Documents.

1.1.37	“the Finance Parties” means the Banks, the MLA’s, the Underwriters, the Bookrunners and the Agent.

1.1.38	“Financial Indebtedness” means any indebtedness of any person for or in respect of:

(a)	moneys borrowed or raised;

(b)	amounts raised under any acceptance credit facility;

(c)	amounts raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or similar instruments;

(d)	amounts raised pursuant to any issue of shares of the relevant person which are expressed to be redeemable;

(e)	the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with GAAP, be treated as finance or capital leases;

(f)	the amount of any liability in respect of any purchase price for assets or services, the payment of which is deferred for a period in excess of one hundred and eighty (180) days;

(g)	all reimbursement obligations whether contingent or not in respect of amounts paid under a letter of credit or similar instrument;

(h)	all interest rate, currency swap and similar agreements obliging the making of payments, whether periodically or upon the happening of a contingency (and the value of such indebtedness shall be the mark-to-market valuation of such transaction at the relevant time);

(i)	amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing; and

(j)	any guarantee of indebtedness falling within paragraphs (a) to (i) above.

1.1.39	“First Reduction Date” means the date falling six (6) calendar months after the Execution Date.

1.1.40	“Free Liquidity”, in relation to the Guarantor, means cash, cash equivalents and marketable securities to which the Guarantor shall have free, immediate and direct access each as reflected in the Guarantor’s most recent quarterly management accounts forming part of the Guarantor’s Accounts.

1.1.41	“GAAP” means the generally accepted accounting principles in the United States of America.

1.1.42	“the Guarantee” means the guarantee and indemnity of the Guarantor in respect of the Borrowers’ Obligations referred to in Clause 8.1.2.

1.1.43	“Guarantor” means Teekay Shipping Corporation, a company incorporated under the laws of the Marshall Islands and with its registered office at c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

1.1.44	“Guarantor Group” means the Guarantor and each of its Subsidiaries (including but not limited to the Borrowers).

1.1.45	“Guarantor’s Accounts” means the financial accounts of the Guarantor and the Guarantor Group to be provided to the Agent pursuant to Clause 9 of the Guarantee.

1.1.46	“the Indebtedness” means the Facility Outstandings; all other sums of any nature including costs (together with all interest on any of those sums) which from time to time may be payable by the Borrowers to the Finance Parties pursuant to the Security Documents; any damages payable as a result of any breach by any of the Borrowers of any of the Security Documents; and any damages or other sums payable as a result of any of the obligations of the Borrowers under or pursuant to any of the Security Documents being disclaimed by a liquidator or any other person, or, where the context permits, the amount thereof for the time being outstanding.

1.1.47	“Insurances”, in relation to a Vessel, means all policies and contracts of insurance (including but not limited to hull and machinery, all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with that Vessel or her increased value and (where the context permits) all benefits thereof, including all claims of any nature and returns of premium.

1.1.48	“Interest Payment Date” means each date for the payment of interest in accordance with Clause 6.

1.1.49	“Interest Period” means each interest period selected by the Borrowers or agreed by the Banks pursuant to Clause 6.

1.1.50	“the ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention.

1.1.51	“ISSC” means a valid international ship security certificate for a Vessel issued under the ISPS Code.

1.1.52	“the ISPS Code” means the International Ship and Port Security Code as adopted by the Conference of Contracting Governments to the Safety of Life at Sea Convention 1974 on 13 December 2002 and incorporated as Chapter XI-2 of the Safety of Life at Sea Convention 1974.

1.1.53	“law” or “Law” means any law, statute, treaty, convention, regulation, instrument or other subordinate legislation or other legislative or quasi-legislative rule or measure, or any order or decree of any government, judicial or public or other body or authority, or any directive, code of practice, circular, guidance note or other direction issued by any competent authority or agency (whether or not having the force of law).

1.1.54	“LIBOR” means the rate, rounded to the nearest four decimal places downwards (if the digit displayed in the fifth decimal place is 1,2,3 or 4) or upwards (if the digit displayed in the fifth decimal place is 5,6,7,8 or 9) displayed on Reuters page LIBOR 01 (or such other page or pages which replace(s) such page for the purposes of displaying offered rates of leading banks, for deposits in Dollars of amounts equal to the amount of the relevant Drawing for a period equal in length to the relevant Interest Period or if there is no such display rate then available for Dollars for an amount comparable to the Drawing, the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth per centum (1/16%)) of the respective rates notified to the Agent by each of the Reference Banks as the rate at which it is offered deposits in Dollars and for the required period by prime banks in the London Interbank Market.

1.1.55	“Majority Banks” means any one or more Banks whose combined Proportionate Shares exceed fifty per centum (50%).

1.1.56	“Mandatory Cost” means for each Bank to which it applies, the cost imputed to that Bank of compliance with the mandatory liquid asset requirements of the Bank of England and/or the banking supervision or other costs imposed by the Financial Services Authority, determined in accordance with Schedule 6 (Calculation of the Mandatory Cost).

1.1.57	“Margin” means sixty basis points (60bps) per annum.

1.1.58	“Material Adverse Effect” means a material adverse change in, or a material adverse effect on:

(a)	the financial condition, assets, prospects or business of any Security Party or on the consolidated financial condition, assets, prospects or business of the Guarantor Group;

(b)	the ability of any Security Party to perform and comply with its obligations under any Security Document or to avoid any Event of Default;

(c)	the validity, legality or enforceability of any Security Document; or

(d)	the validity, legality or enforceability of any security expressed to be created pursuant to any Security Document or the priority and ranking of any such security,

provided that, in determining whether any of the forgoing circumstances shall constitute such a material adverse change or material adverse effect for the purposes of this definition, the Finance Parties shall consider such circumstance in the context of (x) the Guarantor Group taken as a whole and (y) the ability of the Guarantor to perform each of its obligations under the Security Documents.

1.1.59	“Material Subsidiary” means:

(a)	the Borrowers; and

(b)	any other Subsidiary of the Guarantor whose assets, as determined in accordance with GAAP and as shown from the most recent financial statements available to the Agent relating to it, as multiplied by the Relevant Percentage in respect of such Subsidiary, equal or exceed 10% of the aggregate value of the assets of the Guarantor Group as determined in accordance with GAAP and as shown from the most recently available financial statements of the Group, provided that:

(i)	in respect of any Subsidiary of the Guarantor, only the value of its assets as multiplied by the Relevant Percentage in respect of such Subsidiary shall be taken into account in the computation of the value of the assets of the Guarantor Group;

(ii)	a statement by the auditors of the Guarantor to the effect that, in their opinion, a Subsidiary of the Guarantor is or is not or was or was not at any particular time a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on each of the parties to this Agreement; and

(iii)	for the avoidance of doubt TGP shall not be a Material Subsidiary

1.1.60	“the Maximum Facility Amount” means the amount of the aggregate Commitments subject to any reductions effected in accordance with Clauses 2.4, 15.7 and 15.8.

1.1.61	“Mortgages” means (i) together the first priority statutory ship mortgages together in each case with a deed of covenants collateral thereto or (ii) the first preferred ship mortgages (as applicable by reference to the relevant Pre-Approved Flag) over each of the Vessels made or to be made between the relevant Owners and the Agent referred to in Clause 8.1.4 (each a “Mortgage”).

1.1.62	“Necessary Authorisations” means all Authorisations of any person including any government or other regulatory authority required by applicable Law to enable it to:

(a)	lawfully enter into and perform its obligations under the Security Documents to which it is party;

(b)	ensure the legality, validity, enforceability or admissibility in evidence in England and, if different, its jurisdiction of incorporation, of such Security Documents to which it is party; and

(c)	carry on its business from time to time.

1.1.63	“Owner” means in respect of a Vessel the Borrower whose name appears beside that Vessel in Schedule 2.

1.1.64	“Permitted Liens” means (i) any Encumbrance which has the prior written approval of the Agent acting upon the instructions of all the Banks or (ii) any Encumbrances that do not exceed ten million Dollars ($10,000,000) arise either by operation of law or in the ordinary course of the business of the relevant Security Party which are discharged in the ordinary course of business.

1.1.65	“Pledgor” means the Guarantor.

1.1.66	“Potential Event of Default” means any event which, with the giving of notice and/or the passage of time and/or the satisfaction of any materiality test, would constitute an Event of Default.

1.1.67	“Pre-Approved Classification Society” means any of Det norske Veritas, Lloyds Register, American Bureau of Shipping (ABS), Germanischer Lloyd or Bureau Veritas.

1.1.68	“Pre-Approved Flag” means Marshall Islands, Norwegian International Ship Registry, Liberia, Panama, Isle of Man, Cayman Islands, Bermuda, Bahamas, Singapore or Canada.

1.1.69	“Proceedings” means any suit, action or proceedings begun by any of the Finance Parties arising out of or in connection with the Security Documents.

1.1.70	“Proportionate Share” means, for each Bank, the percentage that its Commitment bears to the aggregate Commitments of all Banks from time to time, being initially the percentage indicated against the name of that Bank in Schedule 1.

1.1.71	“Reference Banks” means ING Bank N.V., Citibank N.A. and Nordea Bank Finland Plc.

1.1.72	“Relevant Percentage” means, in respect of any Subsidiary of the Guarantor at any time, the percentage of the equity share capital or the partnership capital, as the case may be, of such Subsidiary which is beneficially owned (free from Encumbrances) by the Guarantor at such time.

1.1.73	“Relevant Reduction Amount” means, in respect of each Vessel, a figure equal to (x) a fraction in which (i) the numerator is the market value of such Vessel (based on a Valuation) and (ii) the denominator is the aggregate market value of all the Vessels (based on the Valuations) multiplied by (y) the Maximum Facility Amount.

1.1.74	“Replacement Vessel” means a double hulled tanker of between 75,000 dwt and 125,000 dwt constructed after 1 January 2000 and of substantially similar or higher value as the Vessel it replaces (such value to be determined by a Valuation).

1.1.75	“Requisition Compensation”, in relation to a Vessel, means all compensation or other money which may from time to time be payable to an Owner as a result of that Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).

1.1.76	“the Security Documents” means this Agreement, the Shares Charge, the Assignments, the Guarantee, the Mortgages or (where the context permits) any one or more of them, and any other agreement or document which may at any time be executed as security for the payment of all or any part of the Indebtedness.

1.1.77	“Security Parties” means, at any relevant time, the Borrowers, the Guarantor, the Pledgor and any other party who may at any time during the Facility Period be liable for, or provide security for, all or any part of the Indebtedness, and “Security Party” means any one of them.

1.1.78	“Shares Charge” means the charge over the issued share capital of each of the Borrowers executed by the Pledgor referred to in Clause 8.1.3.

1.1.79	“Subsequent Reduction Dates” means each date falling at consecutive six monthly intervals after the previous Subsequent Reduction Date which in the case of the first Subsequent Reduction Date shall be six months after the First Reduction Date.

1.1.80	“Subsidiary” means a subsidiary undertaking, as defined in section 736 Companies Act 1985 or any analogous definition under any other relevant system of law.

1.1.81	“Taxes” means all taxes, levies, imposts, duties, charges, fees, deductions and withholdings (including any related interest and penalties) and any restrictions or conditions resulting in any charge, other than taxes on the overall net income of a Finance Party or branch thereof, and “Tax” and “Taxation” shall be interpreted accordingly.

1.1.82	“the Termination Date” means the eighth anniversary of the Execution Date.

1.1.83	“TGP” means Teekay LNG Partners L.P..

1.1.84	“Total Debt” means the aggregate of:-

1.1.84.1	the amount calculated in accordance with GAAP shown as each of “long term debt”, “short term debt” and “current portion of long term debt” on the latest consolidated balance sheet of the Guarantor but excluding TGP debt which is non-recourse to the Guarantor; and

1.1.84.2	the amount of any liability in respect of any lease or hire purchase contract entered into by the Guarantor or any of its Subsidiaries which would, in accordance with GAAP, be treated as a finance or capital lease (excluding any amounts applicable to leases whereby the lease obligations are secured by a security deposit which is held on the balance sheet under “Restricted Cash”).

1.1.85	“Total Loss”, in relation to a Vessel, means:-

1.1.85.1	an actual, constructive, arranged, agreed or compromised total loss of that Vessel; or

1.1.85.2	the requisition for title, compulsory acquisition, nationalisation or expropriation of that Vessel by or on behalf of any government or other authority (other than by way of requisition for hire); or

1.1.85.3	the capture, seizure, arrest, detention or confiscation of that Vessel, unless the Vessel is released and returned to the possession of its Owner within ninety (90) days after the capture, seizure, arrest, detention or confiscation in question.

1.1.86	“Transfer Certificate” means a certificate materially in the form set forth in Schedule 4 signed by a Bank and a Transferee whereby:-

1.1.86.1	such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank’s rights and obligations under this Agreement upon and subject to the terms and conditions set out in Clause 14; and

1.1.86.2	such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as is contemplated in Clause 14.

1.1.87	“Transfer Date” means, in relation to any Transfer Certificate, the date for the making of the transfer specified in the schedule to such Transfer Certificate.

1.1.88	“Transferee” means a bank or other financial institution to which a Bank seeks to transfer all or part of such Bank’s rights and obligations under this Agreement.

1.1.89	“the Trust Property” means:-

1.1.89.1	the benefit of Clause 8 and the covenants contained in Clause 9.3; and

1.1.89.2	all benefits arising under (including, without limitation, all proceeds of the enforcement of) each of the Security Documents (other than this Agreement), with the exception of any benefits arising solely for the benefit of the Agent.

1.1.90	“Valuation” means in relation to a Vessel or a Replacement Vessel, the written valuation of that Vessel or Replacement Vessel expressed in Dollars prepared by one of the Approved Brokers (or such other firms of reputable independent shipbrokers as may be acceptable to the Majority Banks), to be nominated by the Borrowers, such nomination to be subject to the approval of the Agent. Such valuations shall be prepared at the Borrowers’ expense, without a physical inspection, on the basis of a sale for prompt delivery for cash at arm’s length between a willing buyer and a willing seller without the benefit of any charterparty or other engagement.

1.1.91	“the Vessels” means the vessels listed in Schedule 2 and everything now or in the future belonging to them on board and ashore (each a “Vessel”).

1.2	Interpretation

In this Agreement:-

1.2.1	words denoting the plural number include the singular and vice versa;

1.2.2	words denoting persons include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;

1.2.3	references to Recitals, Clauses, Schedules and Appendices are references to recitals and clauses of, and schedules and appendices to, this Agreement;

1.2.4	references to this Agreement include the Recitals, the Schedules and the Appendices;

1.2.5	the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Agreement;

1.2.6	references to any document (including, without limitation, to all or any of the Security Documents) are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time;

1.2.7	references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re-enacted;

1.2.8	references to any of the Finance Parties include its successors, transferees and assignees;

1.2.9	in the case of the Borrowers, references to company, incorporation, shares, officers, directors and shareholders shall be construed as references to a limited liability company, formation, limited liability, interests and members/membership respectively; and

1.2.10	references to times of day are unless otherwise stated to New York time.

1.3	Joint and several liability

1.3.1	All obligations, covenants, representations, warranties and undertakings in or pursuant to the Security Documents assumed, given, made or entered into by the Borrowers shall, unless otherwise expressly provided, be assumed, given, made or entered into by the Borrowers jointly and severally.

1.3.2	Each of the Borrowers agrees that any rights which it may have at any time during the Facility Period by reason of the performance of its obligations under the Security Documents to be indemnified by any other Borrower and/or to take the benefit of any security taken by the Banks or by the Agent pursuant to the Security Documents shall be exercised in such manner and on such terms as the Agent may require. Each of the Borrowers agree to hold any sums received by it as a result of its having exercised any such right on trust for the Agent (as security trustee for the Banks) absolutely.

1.3.3	Each of the Borrowers agrees that it will not at any time during the Facility Period claim any set-off or counterclaim against any other Borrower in respect of any liability owed to it by that other Borrower under or in connection with the Security Documents, nor prove in competition with the Finance Parties in any liquidation of (or analogous proceeding in respect of) any other Borrower in respect of any payment made under the Security Documents or in respect of any sum which includes the proceeds of realisation of any security held by the Banks or the Agent for the repayment of the Indebtedness.

2	The Facility and its Purpose

2.1	Agreement to lend Subject to the terms and conditions of this Agreement, and in reliance on each of the representations and warranties made or to be made in or in accordance with each of the Security Documents, each of the Banks agrees to advance to the Borrowers its Commitment of an aggregate principal amount not exceeding the Maximum Facility Amount to be used by the Borrowers for the purposes referred to in the Recital.

2.2	Drawings Subject to satisfaction by the Borrowers of the conditions set out in Clause 3.1 (in respect of the first Drawing), Clause 3.3 (in respect of all subsequent Drawings), and subject to Clause 2.3, and provided that the maximum aggregate amount of the Facility Outstandings at any given time during the Facility Period shall not exceed the Maximum Facility Amount, each Drawing shall be advanced to the Borrowers, in each case by the Agent transferring the amount of the Drawing to such account as the Borrowers shall notify to the Agent in the relevant Drawdown Notice by such same day method of funds transfer as the Agent shall select.

2.3	Advance of Drawings Each Drawing shall be advanced in Dollars. Each Drawing shall be advanced on a Business Day, provided that the Borrowers shall have given to the Agent not more than ten and not fewer than three Business Days’ notice in writing materially in the form set out in Schedule 5 of the required Advance Date of the Drawing in question and provided that the requested Drawing would not cause a breach of Clause 2.5. Each Drawdown Notice once given shall be irrevocable and shall constitute a warranty by the Borrowers that:-

2.3.1	all conditions precedent to the advance of the Drawing requested in that Drawdown Notice will have been satisfied on or before the Advance Date requested;

2.3.2	no Event of Default or Potential Event of Default has occurred or will then have occurred; and

2.3.3	no Event of Default or Potential Event of Default will result from the advance of the Drawing in question.

The Agent shall promptly notify each Bank of the receipt of each Drawdown Notice, following which each Bank will make its Proportionate Share of the amount of the requested Drawing available to the Borrowers through the Agent on the Advance Date requested.

2.4	Facility Reduction

2.4.1	The amount of the Facility available to the Borrowers for drawing under this Agreement shall, subject to the provisions of Clause 2.4.5, be five hundred and fifty million Dollars ($550,000,000) during the period from the Execution Date until the First Reduction Date. On the First Reduction Date and on each of the fourteen (14) Subsequent Reduction Dates the amount of the Facility available for drawing shall be reduced by twenty two million five hundred thousand Dollars ($22,500,000). On the Termination Date the Facility available shall be reduced to zero. Subject to the proviso hereto, the mandatory reductions in the amount of the Facility available for drawing required pursuant to this Clause will be made in the amounts and at the times specified whether or not the Maximum Facility Amount is reduced pursuant to Clause 2.4.2, Clause 2.4.3, Clause 2.4.4, Clause 15.7 or Clause 15.8. PROVIDED ALWAYS THAT any mandatory reductions pursuant to Clause 2.4.2 (voluntary reductions), Clause 2.4.3 (sale) or Clause 2.4.4 (Total Loss) shall be applied to the remaining mandatory reductions hereunder on a pro rata basis.

2.4.2	The Borrowers may voluntarily cancel the Maximum Facility Amount in whole or in part in an amount of not less than five million Dollars ($5,000,000) such amount to be in integral multiples of one million Dollars ($1,000,000), provided that they have first given to the Agent not fewer than three (3) Business Days’ prior written notice expiring on a Business Day (the “Cancellation Date”) of their desire to reduce the Maximum Facility Amount, such notice once received by the Agent to be irrevocable and shall oblige the Borrowers to make payment of all interest and Commitment Commission accrued on the amount so cancelled up to and including the Cancellation Date together with any Break Costs in respect of such cancelled amount if the Cancellation Date is not an Interest Payment Date. Any such reduction in the Maximum Facility Amount shall not be reversed.

2.4.3	In the event of a sale or disposal of a Vessel or the Agent having received not less than 5 Business Days’ notice from the Borrowers requesting that the security relating to a Vessel be released and discharged (a “Released Vessel”), the Maximum Facility Amount shall be reduced by the Relevant Reduction Amount applicable to that Vessel. Such reduction shall be made in the case of a sale or disposal of such Vessel on the date of such sale or disposal and in the case of a Released Vessel on the date proposed by the Borrowers for release and discharge of the security relating to that Vessel unless the Vessel or Released Vessel in question is replaced on or prior to the sale, disposal or release with a Replacement Vessel acceptable to the Agent in its absolute discretion or with an asset being in all respects acceptable to all of the Finance Parties in their absolute discretion, and in such case of replacement any security held by the Agent (whether directly or indirectly) over such Vessel or Released Vessel is reconstituted immediately after the sale to the new owner or after the release and discharge of security (as the case may be) or over the replacement asset in substantially identical form, and the Agent obtains favourable legal opinions in respect of such reconstituted security. If, as a result of any reduction in the Maximum Facility Amount pursuant to this Clause, the Facility Outstandings exceed the Maximum Facility Amount, the Borrowers shall, on the date of the sale, disposal or replacement, prepay such amount of the Facility Outstandings as will ensure that the Facility Outstandings are not greater than the Maximum Facility Amount. Any such prepayment shall oblige the Borrowers to make payment of all interest and Commitment Commission accrued on the amount so reduced up to and including the date of reduction together with any Break Costs in respect of such reduced amount if the date of such reduction is not an Interest Payment Date. Any such reduction in the Maximum Facility Amount shall not be reversed.

2.4.4	In the event that any Vessel becomes a Total Loss, on the earlier to occur of (a) the date of receipt of the proceeds of the Total Loss and (b) the date falling one hundred and eighty (180) days after the occurrence of the Total Loss (the “Reduction Date”), the Maximum Facility Amount shall (subject to the proviso hereto) be reduced by the Relevant Reduction Amount in respect of such Vessel. Any such reductions in the Maximum Facility Amount shall not be reversed. If, as a result of any reduction in the Maximum Facility Amount pursuant to this Clause the Facility Outstandings exceed the Maximum Facility Amount, the Borrowers shall, on the earlier to occur of (i) the date on which the relevant Owner receives the proceeds of such Total Loss and (ii) the one hundred and eightieth day after the date of such Total Loss occurring, prepay such amount of the Facility Outstandings as will ensure that the Facility Outstandings are not greater than the Maximum Facility Amount. Any such prepayment shall not be reborrowed and Clause 5.4 shall apply to any such prepayment. PROVIDED ALWAYS that if there is an investment in a Replacement Vessel acceptable to the Agent in its absolute discretion on or prior to the Reduction Date, and security over such Replacement Vessel acceptable to the Agent in its absolute discretion is also executed and delivered either prior to or on the Reduction Date, then the reduction in the Maximum Facility Amount shall not apply.

2.4.5	To the extent that repayments or prepayments made by the Borrowers to the Agent in accordance with this Agreement reduce the Facility Outstandings to less than the Maximum Facility Amount, the Borrowers shall again be entitled to make Drawings up to the Commitment Termination Date in accordance with and subject to the terms of this Agreement. Any part of the Facility which is undrawn on the Commitment Termination Date shall be automatically cancelled.

2.4.6	Simultaneously with each reduction of the Maximum Facility Amount in accordance with Clause 2.4.1, Clause 2.4.2, Clause 2.4.3 or Clause 2.4.4 (as the case may be), the Commitment of each Bank will reduce so that the Commitments of the Banks in respect of the reduced Maximum Facility Amount remain in accordance with their respective Proportionate Shares.

2.5	Restrictions on Drawings The Borrowers shall not be entitled to make more than one Drawing on any Business Day and no more than ten (10) Drawings may be outstanding at any one time during the Facility Period. Each Drawing shall be of an amount of not less than five million Dollars ($5,000,000). If at any time during the Facility Period the Facility Outstandings exceed the Maximum Facility Amount then available or if a proposed Drawing added to the Facility Outstandings would result in the Maximum Facility Amount being exceeded then the Borrowers shall immediately pay to the Agent on behalf of the Banks such amounts as will ensure that the Facility Outstandings are equal to or less than the Maximum Facility Amount then available.

2.6	Termination Date No Bank shall be under any obligation to advance all or any part of its Commitment after the Commitment Termination Date.

2.7	Several obligations The obligations of the Banks under this Agreement are several. The failure of a Bank to perform its obligations under this Agreement shall not affect the obligations of the Borrowers to any Finance Party nor shall any Finance Party be liable for the failure of another Bank to perform any of its obligations under or in connection with this Agreement.

2.8	Application of Facility Without prejudice to the obligations of the Borrowers under this Agreement, no Finance Party shall be obliged to concern itself with the application of the Facility by the Borrowers.

2.9	Loan facility and control accounts The Agent will open and maintain such loan facility account or such other control accounts as the Agent shall in its discretion consider necessary or desirable in connection with the Facility.

3	Conditions Precedent and Subsequent

3.1	Conditions Precedent — First Drawing Before any Bank shall have any obligation to advance the first Drawing under the Facility, the Borrowers shall pay to the Agent the relevant fees referred to in Clause 7 and deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:-

3.1.1	Evidence of incorporation Such evidence as the Agent may reasonably require that each Security Party was duly incorporated in its country of incorporation and remains in existence and, where appropriate, in good standing, with power to enter into, and perform its obligations under, those of the Security Documents to which it is, or is intended to be, a party, including (without limitation) a copy, certified by a director or an officer of the Security Party or its sole member in question as true, complete, accurate and unamended, of all documents establishing or limiting the constitution of each Security Party.

3.1.2	Corporate authorities A copy, certified by a director or any duly authorised officer of the Security Party (or its sole member) in question as true, complete, accurate and neither amended nor revoked, of a resolution of the directors, in the case of the Guarantor, and a resolution of the sole member in the case of each other Security Party (together, where appropriate, with signed waivers of notice of any directors’ meetings) approving, and authorising or ratifying the execution of, those of the Security Documents and each Drawdown Notice to which that Security Party is or is intended to be a party and all matters incidental thereto.

3.1.3	Officer’s certificate A certificate (i) signed by a duly authorised officer or representative of each of the Security Parties setting out the names of the directors, officers and, in the case of the Borrowers, members of that Security Party and (ii) issued by each Security Party’s company registry confirming due incorporation and valid existence and (when such information is maintained by the registry) the names of its directors and shareholders.

3.1.4	Power of attorney The power of attorney (notarially attested and legalised, if necessary, for registration purposes) of each of the Security Parties under which any documents are to be executed or transactions undertaken by that Security Party.

3.1.5	The Security Documents The Security Documents, together with all notices and other documents required by any of them, duly executed.

3.1.6	Drawdown Notice A Drawdown Notice.

3.1.7	Process agent A letter from Teekay Shipping (UK) Ltd accepting their appointment by each of the Security Parties as agent for service of Proceedings pursuant to the Security Documents.

3.1.8	Legal opinions Confirmation satisfactory to the Agent that all legal opinions required by the Agent on behalf of the Finance Parties will be given substantially in the form required by the Agent on behalf of the Finance Parties.

3.1.9	Share Charge Documents Any documents required by the Shares Charges.

3.1.10	Evidence of Borrower’s title Evidence that on the date of the first Drawing (i) the Vessels are registered under the flag stated in Schedule 2 in the ownership of the relevant Borrower and (ii) each the Mortgages will be capable of being registered against the Vessels with first priority.

3.1.11	Evidence of insurance Evidence that each of the Vessels is insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with a written opinion on the Insurances from an insurance adviser appointed by the Agent.

3.1.12	Confirmation of class Certificates of Confirmation of Class for hull and machinery confirming that each of the Vessels is classed with the highest class applicable to vessels of her type with a Pre-Approved Classification Society.

3.2	Conditions Subsequent The Borrowers undertake to deliver or to cause to be delivered to the Agent on, or not later than ten (10) days or such other period as the Agent may have consented to after, the first Advance Date, the following additional documents and evidence:-

3.2.1	Legal opinions Such legal opinions as the Agent on behalf of the Banks shall require pursuant to Clause 3.1.8.

3.2.2	Companies Act registrations Evidence that the prescribed particulars of the Security Documents have been delivered to the Registrar of Companies of England and Wales and any other relevant authorities within the statutory time limit.

3.2.3	Letters of undertaking Letters of undertaking in respect of the Insurances as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Agent.

3.2.4	Evidence of Borrowers’ title Certificates of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of each Vessel’s flag state confirming that (a) each Vessel is permanently registered under that flag in the ownership of the relevant Owner (b) the relevant Mortgage has been registered with first priority against each of the Vessels and (c) there are no further Encumbrances registered against any of the Vessels.

3.3	Conditions Precedent – Subsequent Drawings Before any Bank shall have any obligation to advance any subsequent Drawings under the Facility, the Borrowers shall deliver or cause to be delivered to the order of the Agent, a Drawdown Notice, in addition to the documents and evidence referred to in Clause 3.1 where such documents and evidence have not already been delivered to and received by the Agent.

3.4	No waiver If the Banks in their sole discretion agree to advance any part of the Facility to the Borrowers before all of the documents and evidence required by Clause 3.1 or Clause 3.3 (as the case may be) have been delivered to or to the order of the Agent, the Borrowers undertake to deliver all outstanding documents and evidence to or to the order of the Agent no later than the date specified by the Agent, and the advance of any part of the Facility shall not be taken as a waiver of the Agent’s right to require production of all the documents and evidence required by Clause 3.1 or Clause 3.3 (as the case may be).

3.5	Form and content All documents and evidence delivered to the Agent pursuant to this Clause shall:-

3.5.1	be in form and substance acceptable to the Agent;

3.5.2	be accompanied, if required by the Agent, by translations into the English language, certified in a manner acceptable to the Agent;

3.5.3	if required for registration purposes, be certified, notarised, legalised or attested in a manner acceptable to the Agent.

3.6	Event of Default No Bank shall be under any obligation to advance any part of its Commitment nor to act on any Drawdown Notice if, at the date of the Drawdown Notice or at the date on which the advance of a Drawing is requested in the Drawdown Notice, an Event of Default or Potential Event of Default shall have occurred, or if an Event of Default or Potential Event of Default would result from the advance of the Drawing in question.

4	Representations and Warranties

Each of the Borrowers represents and warrants jointly and severally to each of the Finance Parties at the Execution Date and (by reference to the facts and circumstances then pertaining) at the date of each Drawdown Notice, at each Advance Date and at each Interest Payment Date as follows (except that the representation and warranty contained at Clause 4.6 shall only be made on the first Advance Date and that the representation and warranty contained at Clause 4.2 shall only be made on the Execution Date) :-

4.1	Status and Due Authorisation Each of the Security Parties is a corporation or limited liability company duly organised or formed under the laws of its jurisdiction of incorporation, organisation or formation (as the case may be) with power to enter into the Security Documents and to exercise its rights and perform its obligations under the Security Documents and all corporate and other action required to authorise its execution of the Security Documents and its performance of its obligations thereunder has been duly taken.

4.2	No Deductions or Withholding Under the laws of the Security Parties’ respective jurisdictions of incorporation or organisation in force at the date hereof, none of the Security Parties will be required to make any deduction or withholding from any payment it may make under any of the Security Documents.

4.3	Claims Pari Passu Under the laws of the Security Parties’ respective jurisdictions of incorporation or organisation in force at the date hereof, the Indebtedness will, to the extent that it exceeds the realised value of any security granted in respect of the Indebtedness, rank at least pari passu with all the Security Parties’ other unsecured indebtedness save that which is preferred solely by any bankruptcy, insolvency or other similar laws of general application.

4.4	No Immunity In any proceedings taken in any of the Security Parties’ respective jurisdictions of incorporation in relation to any of the Security Documents, none of the Security Parties will be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

4.5	Governing Law and Judgments In any proceedings taken in any of the Security Parties’ jurisdiction of incorporation or organisation in relation to any of the Security Documents in which there is an express choice of the law of a particular country as the governing law thereof, that choice of law and any judgment or (if applicable) arbitral award obtained in that country will be recognised and enforced.

4.6	Validity and Admissibility in Evidence As at the date hereof, all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable each of the Security Parties lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Security Documents, (b) to ensure that the obligations expressed to be assumed by each of the Security Parties in the Security Documents are legal, valid and binding and (c) to make the Security Documents admissible in evidence in the jurisdictions of incorporation or organization of each of the Security Parties, have been done, fulfilled and performed.

4.7	No Filing or Stamp Taxes Under the laws of the Security Parties’ respective jurisdictions of incorporation or organisation in force at the date hereof, it is not necessary that any of the Security Documents be filed, recorded or enrolled with any court or other authority in its jurisdiction of incorporation or organisation (other than the Registrar of Companies for England and Wales or the relevant maritime registry, to the extent applicable) or that any stamp, registration or similar tax be paid on or in relation to any of the Security Documents.

4.8	Binding Obligations The obligations expressed to be assumed by each of the Security Parties in the Security Documents are legal and valid obligations, binding on each of them in accordance with the terms of the Security Documents and no limit on any of their powers will be exceeded as a result of the borrowings, granting of security or giving of guarantees contemplated by the Security Documents or the performance by any of them of any of their obligations thereunder.

4.9	No Winding-u Neither the Borrowers, the Guarantor nor any Material Subsidiary of the Guarantor have taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of the Borrowers’ knowledge and belief) threatened against the Borrowers, the Guarantor or any Material Subsidiary of the Guarantor for its winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues which might have a material adverse effect on the business or financial condition of the Guarantor Group taken as a whole.

4.10	Solvency

4.10.1	Neither the Borrowers, the Guarantor nor the Guarantor Group taken as a whole is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments in respect of any of its debts.

4.10.2	Neither the Borrowers, the Guarantor nor any Material Subsidiary of the Guarantor by reason of actual or anticipated financial difficulties, has commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

4.10.3	The value of the assets of each of the Borrowers, the Guarantor and the Guarantor Group taken as a whole is not less than the liabilities of such entity or the Guarantor Group taken as a whole (as the case may be) (taking into account contingent and prospective liabilities).

4.10.4	No moratorium has been, or may, in the reasonably foreseeable future be, declared in respect of any indebtedness of the Borrowers, the Guarantor or any Material Subsidiary of the Guarantor.

4.11	No Material Defaults

4.11.1	Without prejudice to Clause 4.11.2, neither the Borrowers, the Guarantor nor any Material Subsidiary of the Guarantor is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a material adverse effect on the business or financial condition of the Guarantor Group taken as a whole.

4.11.2	No Event of Default is continuing or might reasonably be expected to result from the advance of any Drawing.

4.12	No Material Proceedings No action or administrative proceeding of or before any court, arbitral body or agency which is not covered by adequate insurance or which might have a material adverse effect on the business or financial condition of the Guarantor Group taken as a whole has been started or is reasonably likely to be started.

4.13	Guarantor’s Accounts The first set of Guarantor’s Accounts and all other annual financial statements relating to the Guarantor Group required to be delivered under Clause 9 of the Guarantee, were each prepared in accordance with GAAP, give (in conjunction with the notes thereto) a true and fair view of (in the case of annual financial statements) or fairly represent (in the case of quarterly accounts) the financial condition of the Guarantor Group at the date as of which they were prepared and the results of the Guarantor Group’s operations during the financial period then ended.

4.14	No Material Adverse Change Since the publication of the last financial statements relating to the Guarantor Group delivered pursuant to the Guarantee, there has been no material adverse change in the business, financial condition or operations of the Guarantor Group taken as a whole.

4.15	No Undisclosed Liabilities As at the date to which the Guarantor’s Accounts were prepared neither the Borrowers’, the Guarantor nor any Material Subsidiary of the Guarantor had any material liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein nor any unrealised or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against therein.

4.16	No Obligation to Create Security The execution of the Security Documents by the Security Parties and their exercise of their rights and performance of their obligations thereunder will not result in the existence of nor oblige the Borrowers or the Guarantor to create any Encumbrance over all or any of their present or future revenues or assets, other than pursuant to the Security Documents.

4.17	No Breach The execution of the Security Documents by each of the Security Parties and their exercise of their rights and performance of their obligations under any of the Security Documents do not constitute and will not result in any breach of any agreement or treaty to which any of them is a party.

4.18	Ownership and Security

4.18.1	Each of the Security Parties (other than the Guarantor) is a wholly-owned Subsidiary of the Guarantor.

4.18.2	Each of the Security Parties is the legal and beneficial owner of all assets and other property which it purports to charge, mortgage, pledge, assign or otherwise secure pursuant to each Security Document and those Security Documents to which it is a party create and give rise to valid and effective Security having the ranking expressed in those Security Documents.

4.19	Necessary Authorisations The Necessary Authorisations required by each Security Party, are in full force and effect, and each Security Party is in compliance with the material provisions of each such Necessary Authorisation relating to it and, to the best of its knowledge, none of the Necessary Authorisations relating to it are the subject of any pending or threatened proceedings or revocation.

4.20	Money Laundering Any amount borrowed hereunder, and the performance of the obligations of the Security Parties under the Security Documents, will be for the account of members of the Guarantor Group and will not involve any breach by any of them of any law or regulatory measure relating to “money laundering” as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities.

4.21	Disclosure of material facts The Borrowers are not aware of any material facts or circumstances which have not been disclosed to the Agent and which might, if disclosed, have reasonably been expected to adversely affect the decision of a person considering whether or not to make loan facilities of the nature contemplated by this Agreement available to the Borrowers.

4.22	Use of Facility The Facility will be used for the purposes specified in the Recital.

4.23	Representations Limited The representation and warranties of the Borrowers in this Clause 4 are subject to:

4.23.1	the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court;

4.23.2	the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting or limiting the rights of creditors;

4.23.3	the time barring of claims under any applicable limitation acts;

4.23.4	the possibility that a court may strike out provisions for a contract as being invalid for reasons of oppression, undue influence or similar; and

4.23.5	any other reservations or qualifications of law expressed in any legal opinions obtained by the Agent in connection with the Facility.

5	Repayment and Prepayment

5.1	Repayment Each Drawing shall be repaid by the Borrowers to the Agent on behalf of the Banks on the last day of its Interest Period unless the Borrowers select a further Interest Period for that Drawing in accordance with Clause 6, provided that the Borrowers shall not be permitted to select such further Interest Period if an Event of Default or Potential Event of Default has occurred and shall then be obliged to repay such Drawing on the last day of its then current Interest Period. The Borrowers shall on the Termination Date repay to the Agent as agent for the Banks all Facility Outstandings.

5.2	Prepayment The Borrowers may prepay the Facility Outstandings in whole or in part in integral multiples of five million Dollars ($5,000,000) (or as otherwise may be agreed by the Agent) provided that they have first given to the Agent not fewer than five (5) Business Days’ prior written notice expiring on a Business Day of its intention to do so. Any notice pursuant to this Clause 5.2 once given shall be irrevocable and shall oblige the Borrowers to make the prepayment referred to in the notice on the Business Day specified in the notice, together with all interest accrued on the amount prepaid up to and including that Business Day.

5.3	Mandatory Prepayment If at any time the Facility Outstandings shall exceed the Maximum Facility Amount the Borrowers shall immediately prepay to the Agent on behalf of the Banks such amounts as will ensure that the Facility Outstandings do not exceed the Maximum Facility Amount and shall pay to the Banks all interest accrued on the amount prepaid up to and including the date on which such prepayment occurred.

5.4	Prepayment indemnity If the Borrowers shall make a prepayment on a Business Day other than the last day of an Interest Period, they shall pay to the Agent on behalf of the Banks any amount which is necessary to compensate the Banks for any Break Costs incurred by the Agent or any of the Banks as a result of the prepayment in question.

5.5	Application of prepayments Any prepayment in an amount less than the Indebtedness shall be applied in satisfaction or reduction first of any costs and other expenses outstanding; secondly of all interest accrued with respect to the outstanding Drawings; and thirdly of the outstanding Drawings as the Borrowers may specify.

5.6	Reborrowing of prepayments Any amount prepaid pursuant to this Agreement may be reborrowed in accordance with Clause 2.4.

6	Interest

6.1	Interest Periods The period during which any Drawing shall be outstanding pursuant to this Agreement shall be divided into consecutive Interest Periods of one, three or six months’ duration, as selected by the Borrowers by written notice to the Agent not later than 11.00 a.m. on the fourth Business Day before the beginning of the Interest Period in question, or such other duration as may be agreed by the Banks in their discretion. No more than six one (1) month Interest Periods may be selected by the Borrowers in each twelve (12) month period during the Facility Period.

6.2	Beginning and end of Interest Periods The first Interest Period in respect of each Drawing shall begin on the Advance Date of that Drawing and shall end on the last day of the Interest Period selected in accordance with Clause 6.1. Any subsequent Interest Period selected in respect of each Drawing shall commence on the day following the last day of its previous Interest Period and shall end on the last day of its current Interest Period selected in accordance with Clause 6.1. However, in respect of any Drawings outstanding on the Termination Date, the Interest Period applicable to such Drawings shall end on the Termination Date.

6.3	Interest rate During each Interest Period, interest shall accrue on each Drawing at the rate determined by the Agent to be the aggregate of (a) the Margin (b) LIBOR and (c), if applicable, the Mandatory Cost determined at or about 11.00 a.m. (London time) on the second Business Day prior to the beginning of the Interest Period relating to that Drawing.

6.4	Accrual and payment of interest During the Facility Period, interest shall accrue from day to day, shall be calculated on the basis of a 360 day year and the actual number of days elapsed (or, in any circumstance where market practice differs, in accordance with the prevailing market practice) and shall be paid by the Borrowers to the Agent on behalf of the Banks on the last day of each Interest Period and additionally, during any Interest Period exceeding three months, on the last day of each successive three month period after the beginning of that Interest Period.

6.5	Ending of Interest Periods If any Interest Period would end on a day which is not a Business Day, that Interest Period shall end on the next succeeding Business Day (unless the next succeeding Business Day falls in the next calendar month, in which event the Interest Period in question shall end on the immediately preceding Business Day).

6.6	Default Rate If an Event of Default shall occur, the whole of the Indebtedness shall, from the date of the occurrence of the Event of Default, bear interest up to the date of actual payment (both before and after judgment) at the Default Rate, compounded at such intervals as the Agent shall in its reasonable discretion determine, which interest shall be payable from time to time by the Borrowers to the Agent on behalf of the Banks on demand.

6.7	Determinations conclusive Each determination of an interest rate made by the Agent in accordance with Clause 6 shall (save in the case of manifest error or on any question of law) be final and conclusive.

7	Commitment Commission

The Borrowers shall pay to the Agent Commitment Commission at the rate of twenty one basis points (21 bps) on any undrawn and uncancelled part of the Facility. The Commitment Commission will accrue from day to day on the basis of a 360 day year and the actual number of days elapsed and shall be paid quarterly in arrears from the Execution Date until the Commitment Termination Date with a pro rata payment being due and payable on the Commitment Termination Date.

8	Security Documents

8.1	As security for the repayment of the Indebtedness, the Borrowers will execute and deliver to the Agent or cause to be executed and delivered to the Agent, on or before the first Advance Date, the following Security Documents in such forms and containing such terms and conditions as the Agent requires:-

8.1.1	the Assignments deeds of assignment of Insurances, Earnings and Requisition Compensation executed in respect of each of the Vessels by the relevant Owners;

8.1.2	the Guarantee the guarantee and indemnity of the Guarantor in respect of the Borrowers' Obligations;

8.1.3	Shares Charge a pledge of shares of each of the Borrowers entered into by the Pledgor; and

8.1.4	the Mortgages (i) the first priority statutory ship mortgages together with deeds of covenant collateral thereto or (ii) the first preferred ship mortgages (as the case may be) over each of the Vessels executed by the relevant Owners.

9	Agency and Trust

9.1	Appointment Each of the Banks appoints the Agent its agent for the purpose of administering the Facility and the Security Documents and authorises the Agent and its directors, officers, employees and agents acting on the instructions from time to time of the Majority Banks, and subject to Clauses 9.4 and 9.19, to execute the Security Documents on its behalf and to exercise all rights, powers, discretions and remedies vested in the Banks under or pursuant to the Security Documents, together with all powers reasonably incidental to them.

9.2	Authority Each of the Banks irrevocably authorises the Agent, acting on the instructions from time to time of the Majority Banks (save where the terms of any Security Document expressly require the instructions of all of the Banks):-

9.2.1	to give or withhold any consents or approvals; and

9.2.2	to exercise, or refrain from exercising, any discretions; and

9.2.3	to collect, receive, release or pay any money;

under or pursuant to any of the Security Documents. The Agent shall have no duties or responsibilities as agent or as security trustee other than those expressly conferred on it by the Security Documents and shall not be obliged to act on any instructions if to do so would, in the opinion of the Agent, be contrary to any provision of the Security Documents or to any law, or would expose the Agent to any actual or potential liability to any third party.

9.3	Trust The Agent agrees and declares, and each of the Banks acknowledges, that, subject to the terms and conditions of this Clause, the Agent holds the Trust Property on trust for the Banks, in accordance with their respective Proportionate Shares, absolutely. Each of the Banks agrees that the obligations, rights and benefits vested in the Agent in its capacity as security trustee shall be performed and exercised in accordance with this Clause. The Agent in its capacity as security trustee shall have the benefit of all of the provisions of this Agreement benefiting it in its capacity as agent for the Banks, and all the powers and discretions conferred on trustees by the Trustee Act 1925 (to the extent not inconsistent with this Agreement). In addition:-

9.3.1	the Agent (and any attorney, agent or delegate of the Agent) may indemnify itself or himself out of the Trust Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him in relation to the taking or holding of any of the Trust Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Agent or any other such person by or pursuant to the Security Documents or in respect of anything else done or omitted to be done in any way relating to the Security Documents other than as a result of its gross negligence or wilful misconduct; and

9.3.2	the Banks acknowledge that the Agent shall be under no obligation to insure any property nor to require any other person to insure any property and shall not be responsible for any loss which may be suffered by any person as a result of the lack or insufficiency of any insurance; and

9.3.3	the Agent and the Banks agree that the perpetuity period applicable to the trusts declared by this Agreement shall be the period of eighty years from the Execution Date.

9.4	Limitations on authority Except with the prior written consent of each of the Banks, the Agent shall not be entitled to :-

9.4.1	release or vary any security given for the Borrowers' obligations under this Agreement; nor

9.4.2	agree to waive the payment of any sum of money payable by any of the Security Parties under the Security Documents; nor

9.4.3	change the meaning of the expression “Majority Banks”; nor

9.4.4	exercise, or refrain from exercising, any discretion, or give or withhold any consent, the exercise or giving of which is, by the terms of this Agreement, expressly reserved to the Banks; nor

9.4.5	extend the due date for the payment of any sum of money payable by any of the Security Parties under the Security Documents; nor

9.4.6	take or refrain from taking any step if the effect of such action or inaction may lead to the increase of the obligations of a Bank under any of the Security Documents; nor

9.4.7	agree to change the currency in which any sum is payable under the Security Documents; nor

9.4.8	agree to amend this Clause 9.4; nor

9.4.9	agree to amend the definitions of “Margin” “Commitment Commission” or “Default Rate”.

9.5	Liability Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any of the other Finance Parties for anything done or omitted to be done by the Agent under or in connection with the Security Documents unless as a result of the Agent’s wilful misconduct or gross negligence.

9.6	Acknowledgement Each of the Finance Parties (other than the Agent) acknowledges that:-

9.6.1	it has not relied on any representation made by the Agent or any of the Agent’s directors, officers, employees or agents or by any other person acting or purporting to act on behalf of the Agent to induce it to enter into any of the Security Documents;

9.6.2	it has made and will continue to make without reliance on the Agent, and based on such documents and other evidence as it considers appropriate, its own independent investigation of the financial condition and affairs of the Security Parties in connection with the making and continuation of the Facility;

9.6.3	it has made its own appraisal of the creditworthiness of the Security Parties;

9.6.4	the Agent shall not have any duty or responsibility at any time to provide it with any credit or other information relating to any of the Security Parties unless that information is received by the Agent pursuant to the express terms of the Security Documents.

Each of the Finance Parties (other than the Agent) agrees that it will not assert nor seek to assert against any director, officer, employee or agent of the Agent or against any other person acting or purporting to act on behalf of the Agent any claim which it might have against them in respect of any of the matters referred to in this Clause.

9.7	Limitations on responsibility The Agent shall have no responsibility to any of the Security Parties or to any of the other Finance Parties on account of:-

9.7.1	the failure of any of the Finance Parties or of any of the Security Parties to perform any of their respective obligations under the Security Documents;

9.7.2	the financial condition of any of the Security Parties;

9.7.3	the completeness or accuracy of any statements, representations or warranties made in or pursuant to any of the Security Documents, or in or pursuant to any document delivered pursuant to or in connection with any of the Security Documents;

9.7.4	the negotiation, execution, effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of any of the Security Documents or of any document executed or delivered pursuant to or in connection with any of the Security Documents.

9.8	The Agent’s rights The Agent may:-

9.8.1	assume that all representations or warranties made or deemed repeated by any of the Security Parties in or pursuant to any of the Security Documents are true and complete, unless, in its capacity as the Agent, it has acquired actual knowledge to the contrary; and

9.8.2	assume that no Event of Default or Potential Event of Default has occurred unless, in its capacity as the Agent, it has acquired actual knowledge to the contrary; and

9.8.3	rely on any document or Communication believed by it to be genuine; and

9.8.4	rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it; and

9.8.5	rely as to any factual matters which might reasonably be expected to be within the knowledge of any of the Security Parties on a certificate signed by or on behalf of that Security Party; and

9.8.6	refrain from exercising any right, power, discretion or remedy unless and until instructed to exercise that right, power, discretion or remedy and as to the manner of its exercise by the Banks (or, where applicable, by the Majority Banks) and unless and until the Agent has received from the Banks any payment which the Agent may require on account of, or any security which the Agent may require for, any costs, claims, expenses (including legal and other professional fees) and liabilities which it considers it may incur or sustain in complying with those instructions.

9.9	The Agent’s duties The Agent shall:-

9.9.1	if requested in writing to do so by a Bank, make enquiry and advise the Banks as to the performance or observance of any of the provisions of the Security Documents by any of the Security Parties or as to the existence of an Event of Default; and

9.9.2	inform the Banks promptly of any Event of Default of which the Agent has actual knowledge.

9.10	No deemed knowledge The Agent shall not be deemed to have actual knowledge of the falsehood or incompleteness of any representation or warranty made or deemed repeated by any of the Security Parties or actual knowledge of the occurrence of any Event of Default or Potential Event of Default unless a Bank or any of the Security Parties shall have given written notice thereof to the Agent.

9.11	Other business The Agent may, without any liability to account to the Banks, generally engage in any kind of banking or trust business with any of the Security Parties or any of their respective Subsidiaries or associated companies or with a Bank as if it were not the Agent.

9.12	Indemnity The Banks shall, promptly on the Agent’s request, reimburse the Agent in their respective Proportionate Shares, for, and keep the Agent fully indemnified in respect of:-

9.12.1	all amounts payable by the Borrowers to the Agent pursuant to Clause 17 (other than under Clauses 17.3 and 17.4) to the extent that those amounts are not paid by the Borrowers;

9.12.2	all liabilities, damages, costs and claims sustained or incurred by the Agent in connection with the Security Documents, or the performance of its duties and obligations, or the exercise of its rights, powers, discretions or remedies under or pursuant to any of the Security Documents; or in connection with any action taken or omitted by the Agent under or pursuant to any of the Security Documents, unless in any case those liabilities, damages, costs or claims arise solely from the Agent’s wilful misconduct or gross negligence.

9.13	Employment of agents In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to the Security Documents, the Agent shall be entitled to employ and pay agents to do anything which the Agent is empowered to do under or pursuant to the Security Documents (including the receipt of money and documents and the payment of money) and to act or refrain from taking action in reliance on the opinion of, or advice or information obtained from, any lawyer, banker, broker, accountant, valuer or any other person believed by the Agent in good faith to be competent to give such opinion, advice or information.

9.14	Distribution of payments The Agent shall pay promptly to the order of each of the Banks that Bank’s Proportionate Share of every sum of money received by the Agent pursuant to the Security Documents (with the exception of any amounts payable pursuant to Clause 7 and any amounts which, by the terms of the Security Documents, are paid to the Agent for the account of the Agent alone or specifically for the account of one or more Banks) and until so paid such amount shall be held by the Agent on trust absolutely for that Bank.

9.15	Reimbursement The Agent shall have no liability to pay any sum to another Finance Party until it has itself received payment of that sum. If, however, the Agent does pay any sum to a Finance Party on account of any amount prospectively due to it pursuant to Clause 9.14 before it has itself received payment of that amount, and the Agent does not in fact receive payment within five Business Days after the date on which that payment was required to be made by the terms of the Security Documents, the recipient will, on demand by the Agent, refund to the Agent an amount equal to the amount received by it, together with an amount sufficient to reimburse the Agent for the cost of money for funding the amount in question during the period beginning on the date on which that amount was required to be paid by the terms of the Security Documents and ending on the date on which the Agent receives reimbursement.

9.16	Redistribution of payments Unless otherwise agreed between the Finance Parties, if at any time a Bank receives or recovers by way of set-off, the exercise of any lien or otherwise other than from any assignee or transferee of or sub-participant in that Bank’s Commitment, an amount greater than that Bank’s Proportionate Share of any sum due from any of the Security Parties under the Security Documents (the amount of the excess being referred to in this Clause as the “Excess Amount”) then:-

9.16.1	that Bank shall promptly notify the Agent (which shall promptly notify each other Bank);

9.16.2	that Bank shall pay to the Agent an amount equal to the Excess Amount within ten days of its receipt or recovery of the Excess Amount; and

9.16.3	the Agent shall treat that payment as if it were a payment by the Security Party in question on account of the sum owed to the Banks as aforesaid and shall account to the Banks in respect of the Excess Amount in accordance with the provisions of this Clause.

However, if a Bank has commenced any Proceedings to recover sums owing to it under the Security Documents and, as a result of, or in connection with, those Proceedings has received an Excess Amount, the Agent shall not distribute any of that Excess Amount to any other Bank which had been notified of the Proceedings and had the legal right to, but did not, join those Proceedings or commence and diligently prosecute separate Proceedings to enforce its rights in the same or another court.

9.17	Rescission of Excess Amount If all or any part of any Excess Amount is rescinded or must otherwise be restored to any of the Security Parties or to any other third party, the Banks which have received any part of that Excess Amount by way of distribution from the Agent pursuant to Clause 9.16 shall repay to the Agent for the account of the Bank which originally received or recovered the Excess Amount, the amount which shall be necessary to ensure that the Banks share rateably in accordance with their Proportionate Shares in the amount of the receipt or payment retained, together with interest on that amount at a rate equivalent to that (if any) paid by the Bank receiving or recovering the Excess Amount to the person to whom that Bank is liable to make payment in respect of such amount, and Clause 9.16.3 shall apply only to the retained amount.

9.18	Proceedings Each of the Finance Parties shall notify one another of the proposed commencement of any Proceedings under any of the Security Documents prior to their commencement. No such Proceedings may be commenced without the prior written consent of the Majority Banks.

9.19	Instructions Where the Agent is authorised or directed to act or refrain from acting in accordance with the instructions of the Banks, or of the Majority Banks where applicable, each of the Banks shall provide the Agent with instructions within seven Business Days of the Agent’s written request. If a Bank does not provide the Agent with instructions within that period, (i) that Bank shall be bound by the decision of the Agent, (ii) that Bank shall have no vote for the purposes of this Clause and (iii) the combined Proportionate Shares of the other Banks who provided such instructions shall be deemed to contribute 100%. Nothing in this Clause shall limit the right of the Agent to take, or refrain from taking, any action without obtaining the instructions of the Banks if the Agent in its discretion considers it necessary or appropriate to take, or refrain from taking, such action in order to preserve the rights of the Banks under or in connection with the Security Documents. In that event, the Agent will notify the Banks of the action taken by it as soon as reasonably practicable, and the Banks agree to ratify any action taken by the Agent pursuant to this Clause.

9.20	Communications Any Communication under this Clause shall be given, delivered, made or served, in the case of the Agent (in its capacity as Agent or as one of the Banks), and in the case of the other Banks, at the address indicated in Schedule 1 or such other addresses as shall be duly notified in writing to the Agent on behalf of the Banks.

9.21	Payments All amounts payable to a Bank under this Clause shall be paid to such account at such bank as that Bank may from time to time direct in writing to the Agent.

9.22	Retirement Subject to a successor being appointed in accordance with this Clause, the Agent may retire as agent and/or security trustee at any time without assigning any reason by giving to the Borrowers and the other Finance Parties notice of its intention to do so, in which event the following shall apply:-

9.22.1	with the consent of the Borrowers, not to be unreasonably withheld, the other Finance Parties may within thirty days after the date of the Agent’s notice appoint a successor to act as agent and/or security trustee or, if they fail to do so with the consent of the Borrowers, not to be unreasonably withheld, the Agent may appoint any other bank or financial institution as its successor;

9.22.2	the resignation of the Agent shall take effect simultaneously with the appointment of its successor on written notice of that appointment being given to the Borrowers and the other Finance Parties;

9.22.3	the Agent shall thereupon be discharged from all further obligations as agent and/or security trustee but shall remain entitled to the benefit of the provisions of this Clause;

9.22.4	the Agent’s successor and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if that successor had been a party to this Agreement.

9.23	No fiduciary relationship Except as provided in Clauses 9.3 and 9.14, the Agent shall not have any fiduciary relationship with or be deemed to be a trustee of or for any other Finance Party and nothing contained in any of the Security Documents shall constitute a partnership between any two or more Banks or between the Agent and any other Finance Party.

9.24	The Agent as a Bank The expression “the Banks” when used in the Security Documents includes the Agent in its capacity as one of the Banks. The Agent shall be entitled to exercise its rights, powers, discretions and remedies under or pursuant to the Security Documents in its capacity as one of the Banks in the same manner as any other Bank and as if it were not also the Agent.

9.25	The Agent as security trustee Unless the context otherwise requires, the expression “the Agent” when used in the Security Documents includes the Agent acting in its capacities both as agent and security trustee.

10	Covenants

The Borrowers covenant with the Finance Parties in the following terms.

10.1	Maintenance of Legal Validity The Borrowers shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of their respective jurisdictions of incorporation or organisation and all other applicable jurisdictions, to enable each of them lawfully to enter into and perform their obligations under the Security Documents and to ensure the legality, validity, enforceability or admissibility in evidence of the Security Documents in their jurisdictions of incorporation or organisation and all other applicable jurisdictions.

10.2	Notification of Default The Borrowers shall promptly, upon becoming aware of the same, inform the Agent in writing of the occurrence of any Event of Default and, upon receipt of a written request to that effect from the Agent, confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default has occurred.

10.3	Claims Pari Passu The Borrowers shall ensure that at all times the claims of the Finance Parties against any of them under the Security Documents rank at least pari passu with the claims of all their other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation, winding-up or other similar laws of general application.

10.4	Management of Vessels The Borrowers shall ensure that each Vessel which they own is at all times technically and commercially managed by a member of the Guarantor Group.

10.5	Classification The Borrowers shall ensure that each Vessel which they own maintains the highest classification required for the purpose of the relevant trade of such Vessel which shall be with a Pre-Approved Classification Society or such other society as may be acceptable to the Agent, in each case, free from any overdue recommendations and conditions affecting that Vessel’s class.

10.6	Financial Indebtedness

(a)	Subject to paragraph (c) of this Clause 10.6, other than pursuant to the Security Documents, the Borrowers shall not incur any Financial Indebtedness except (subject to paragraph (b) of this Clause 10.6,) any such indebtedness owed to any member of the Guarantor Group, provided that:

(i)	such inter-group Financial Indebtedness is unsecured and fully subordinated in right of payment to the rights of each of the Finance Parties under the Security Documents in accordance with paragraph (b) of this Clause 10.6; and

(ii)	each Borrower may incur Financial Indebtedness in the ordinary course of operating the Vessel owned by it provided that the aggregate of such Financial Indebtedness does not exceed US$1,000,000 in the case of each such Vessel at any time.

(b)	To the extent permitted under the foregoing provisions of this Clause 10.6, any Borrower may service Financial Indebtedness owed to any other member of the Guarantor Group in accordance with the terms of such Financial Indebtedness, provided that, on any day on which an amount remains due and payable by a Security Party under any Security Document, such amount shall be discharged in preference to any such Financial Indebtedness owed by such Borrower to another member of the Guarantor Group which is also due and payable on such day and notwithstanding the forgoing provisions of this Clause 10.6, following the occurrence of an Event of Default which is continuing unremedied or unwaived, any payment by a Borrower in respect of Financial Indebtedness owed to another member of the Guarantor Group shall require the prior consent of the Agent.

(c)	Any Borrower may enter into an interest rate hedge, currency swap or similar arrangement for a notional amount not exceeding the Facility Outstandings as applicable from time to time.

10.7	Certificate of Financial Responsibility Each Borrower shall obtain and maintain a certificate of financial responsibility in relation to any Vessel which it owns which is to call at the United States of America.

10.8	Negative Pledge The Borrowers shall not create, or permit to subsist, any Encumbrance (other than pursuant to the Security Documents) over all or any part of their present or future revenues or assets, other than a Permitted Lien.

10.9	Registration No Borrower shall change or permit a change to the flag of the Vessel owned by it other than to a Pre-Approved Flag or under such other flag as may be approved by the Agent, in writing, such approval not to be unreasonably withheld or delayed.

10.10	ISM and ISPS Compliance The Borrowers shall ensure that the relevant Company complies in all material respects with the ISM Code and the ISPS Code or any replacements thereof and in particular (without prejudice to the generality of the foregoing) shall ensure that the Company holds (i) a valid and current Document of Compliance issued pursuant to the ISM Code, (ii) a valid and current Safety Management Certificate issued in respect of such Vessel pursuant to the ISM Code and (iii) an ISSC in respect of such Vessel, and the Borrowers shall promptly, upon request, supply the Agent with copies of the same.

10.11	Necessary Authorisations Without prejudice to Clause 10.10 or any other specific provision of the Security Documents relating to an Authorisation, the Borrowers shall (i) obtain, comply with and do all that is necessary to maintain in full force and effect all Necessary Authorisations if a failure to do the same may cause a Material Adverse Effect; and (ii) promptly upon request, supply certified copies to the Agent of all Necessary Authorisations.

10.12	Compliance with Applicable Laws Each Borrower shall comply with all applicable laws to which it may be subject if a failure to do the same may have a Material Adverse Effect.

10.13	Loans and Guarantees The Borrowers shall not make any loans, grant any credit (save in the ordinary course of business) or give any guarantee or indemnity (except pursuant to the Security Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person, otherwise than to another member of the Guarantor Group pursuant to the terms of Clause 10.6.

10.14	Dividends Following the occurrence of an Event of Default which is continuing unremedied or unwaived, the Borrowers shall not pay, make or declare any dividend or other distribution.

10.15	Other Business Except to the extent expressly permitted by the Security Documents, the Borrowers shall not carry on any business other than that of owning, chartering and operating vessels.

10.16	Further Assurance The Borrowers shall at their own expense, promptly take all such action as the Agent may reasonably require for the purpose of perfecting or protecting any Finance Party’s rights with respect to the security created or evidenced (or intended to be created or evidenced) by the Security Documents.

10.17	Other information The Borrowers will promptly supply to the Agent such information and explanations as the Majority Banks may from time to time reasonably require in connection with the operation of the Vessels and the Guarantor’s profit and liquidity, and will procure that the Agent be given the like information and explanations relating to all other Security Parties.

10.18	Inspection of records The Borrowers will permit the inspection of its financial records and accounts on reasonable notice from time to time during business hours by the Agent or its nominee.

10.19	Valuations The Borrowers will deliver to the Agent a Valuation of each of the Vessels on the due date for delivery of the annual Guarantor’s Accounts pursuant to clause 9.1 of the Guarantee and on such other occasions as the Agent may reasonably request.

10.20	Insurance Each Owner covenants to ensure at its own expense throughout the Facility Period that the Vessels are insured and operated in accordance with the provisions set out in Schedule 8.

11	Earnings

Remittance of Earnings Immediately upon the occurrence of an Event of Default, the Borrowers shall procure that all Earnings are paid to such account(s) as the Agent shall from time to time specify by notice in writing to the Borrowers.

12	Events Of Default

12.1	The Agent’s rights If any of the events set out in Clause 12.2 occurs, the Agent may at its discretion (and, on the instructions of the Majority Banks, will):

12.1.1	by notice to the Borrowers declare the Banks to be under no further obligation to the Borrowers under or pursuant to this Agreement and may (and, on the instructions of the Majority Banks, will) declare all or any part of the Indebtedness (including such unpaid interest as shall have accrued and any Break Costs incurred by the Finance Parties) to be immediately payable, whereupon the Indebtedness (or the part of the Indebtedness referred to in the Agent’s notice) shall immediately become due and payable without any further demand or notice of any kind; and/or

12.1.2	declare that any undrawn portion of the Facility shall be cancelled, whereupon the same shall be cancelled and the corresponding Commitment of each Bank shall be reduced to zero; and/or

12.1.3	exercise any rights and remedies in existence or arising under the Security Documents.

12.2	Events of Default The events referred to in Clause 12.1 are:-

12.2.1	Borrowers’ Failure to Pay under this Agreement The Borrowers fail to pay any amount of principal due from them under this Agreement at the time, in the currency and otherwise in the manner specified herein provided that, if the Borrowers can demonstrate to the reasonable satisfaction of the Agent that all necessary instructions were given to effect such payment and the non-receipt thereof is attributable solely to an error in the banking system, such payment shall instead be deemed to be due, solely for the purposes of this paragraph (a), within 3 Business Days of the date on which it actually fell due under this Agreement; or

12.2.2	Security Parties’ Failure to Pay under the Security Documents A Security Party fails to pay any other amount due from it under a Security Document and such failure continues unremedied for 5 Business Days or, in the case of sums payable on demand, 10 Business Days, after such demand has been duly made on the relevant Security Party; or

12.2.3	Misrepresentation Any representation or statement made by any Security Party in any Security Document to which it is a party or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading, where the circumstances causing the same give rise to a Material Adverse Effect; or

12.2.4	Specific Covenants A Security Party fails duly to perform or comply with any of the obligations expressed to be assumed by or procured by the Borrowers under Clauses 10.1, 10.3, 10.4, 10.6, 10.8 10.13 or 10.14 or Clauses 8.3, 8.4, 8.5, 8.7, 8.8 or 8.10 of the Guarantee; or

12.2.5	Financial Covenants The Guarantor is in breach of the Guarantor’s financial covenants set out in Clauses 8.1 and 8.2 of the Guarantee at any time; or

12.2.6	Other Obligations A Security Party fails duly to perform or comply with any of the obligations expressed to be assumed by it in any Security Document (other than those referred to in Clause 12.2.4 or Clause 12.2.5) and such failure is not remedied within 30 days after the Agent has given notice thereof to the Borrowers; or

12.2.7	Cross Default Any indebtedness of a member of the Guarantor Group is not paid when due (or within any applicable grace period) or any indebtedness of a member of the Guarantor Group is declared to be or otherwise becomes due and payable prior to its specified maturity where (in either case) the aggregate of all such unpaid or accelerated indebtedness (i) of members of the Guarantor Group is equal to or greater than fifty million Dollars ($50,000,000) or its equivalent in any other currency; or (ii) of any Borrower is equal to or greater than five million Dollars ($5,000,000) or its equivalent in any other currency; or

12.2.8	Insolvency and Rescheduling A Security Party is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of its creditors or a composition with its creditors; or

12.2.9	Winding-up A Security Party takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution, administration or re-organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues or assets or any moratorium is declared or sought in respect of any of its indebtedness; or

12.2.10	Execution or Distress

(a)	Any Security Party fails to comply with or pay any sum due from it (within 30 days of such amount falling due) under any final judgment or any final order made or given by any court or other official body of a competent jurisdiction in an aggregate (i) in respect of the Guarantor equal to or greater than fifty million Dollars ($50,000,000) or its equivalent in any other currency; or (ii) in respect of any Borrower equal to or greater than five million Dollars ($5,000,000) or its equivalent in any other currency, being a judgment or order against which there is no right of appeal or if a right of appeal exists, where the time limit for making such appeal has expired.

(b)	Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of a Security Party in an aggregate amount (i) in respect of the Guarantor equal to or greater than fifty million Dollars ($50,000,000) or its equivalent in any other currency; or (ii) in respect of any Borrower equal to or greater than five million Dollars ($5,000,000) or its equivalent in any other currency, other than any execution or distress which is being contested in good faith and which is either discharged within 30 days or in respect of which adequate security has been provided within 30 days to the relevant court or other authority to enable the relevant execution or distress to be lifted or released.

(c)	Notwithstanding the foregoing paragraphs of this Clause 12.2.10, any levy of any distress on or any arrest, condemnation, confiscation, requisition for title or use, compulsory acquisition, seizure, detention or forfeiture of a Vessel (or any part thereof) or any exercise or purported exercise of any lien or claim on or against a Vessel where the release of or discharge the lien or claim on or against such Vessel has not been procured within 30 days; or

12.2.11	Similar Event Any event occurs which, under the laws of any jurisdiction, has a similar or analogous effect to any of those events mentioned in Clauses 12.2.8, 12.2.9 and 12.2.10; or

12.2.12	Insurance Insurance is not maintained in respect of any Vessel in accordance with the terms of Schedule 8 in respect of that Vessel; or

12.2.13	Environmental Matters

(a)	Any Environmental Claim is pending or made against an Owner or any of the Owner’s Environmental Affiliates or in connection with a Vessel, where such Environmental Claim has a Material Adverse Effect.

(b)	Any actual Environmental Incident occurs in connection with a Vessel, where such Environmental Incident has a Material Adverse Effect; or

12.2.14	Repudiation Any Security Party repudiates any Security Document to which it is a party or does or causes to be done any act or thing evidencing an intention to repudiate any such Security Document; or

12.2.15	Validity and Admissibility At any time any act, condition or thing required to be done, fulfilled or performed in order:

(a)	to enable any Security Party lawfully to enter into, exercise its rights under and perform the respective obligations expressed to be assumed by it in the Security Documents;

(b)	to ensure that the obligations expressed to be assumed by each of the Security Parties in the Security Documents are legal, valid and binding; or

(c)	to make the Security Documents admissible in evidence in any applicable jurisdiction is not done, fulfilled or performed within 30 days after notification from the Agent to the relevant Security Party requiring the same to be done, fulfilled or performed; or

12.2.16	Illegality At any time it is or becomes unlawful for any Security Party to perform or comply with any or all of its obligations under the Security Documents to which it is a party or any of the obligations of the Borrowers hereunder are not or cease to be legal, valid and binding and such illegality is not remedied or mitigated to the satisfaction of the Agent within 30 days after it has given notice thereof to the relevant Security Party; or

12.2.17	Material Adverse Change At any time there shall occur a change in the business or operations of a Security Party or a change in the financial condition of any Security Party which, in the reasonable opinion of the Majority Banks, materially impairs such Security Party’s ability to discharge its obligations under the Security Documents to which it is a party in the manner provided therein and such change, if capable of remedy, is not so remedied within 15 Business Days of the delivery of a notice confirming such change by the Agent to the relevant Security Party; or

12.2.18	Qualifications of Financial Statements The auditors of the Guarantor Group qualify their report on any audited consolidated financial statements of the Guarantor Group in any regard which, in the opinion of the Agent, has a Material Adverse Effect; or

12.2.19	Change of Control A Change of Control occurs in relation to the Guarantor or any of the Borrowers; or

12.2.20	Conditions Subsequent if any of the conditions set out in Clause 3.2 is not satisfied within ten (10) days or such other time period specified by the Agent in its discretion; or

12.2.21	Revocation or Modification of consents etc. if any Necessary Authorisation which is now or which at any time during the Facility Period becomes necessary to enable any of the Security Parties to comply with any of their obligations in or pursuant to any of the Security Documents is revoked, withdrawn or withheld, or modified in a manner which the Agent reasonably considers is, or may be, prejudicial to the interests of the Banks in a material manner, or if such Necessary Authorisation ceases to remain in full force and effect; or

12.2.22	Curtailment of Business if the business of any of the Security Parties is wholly or materially curtailed by any intervention by or under authority of any government, or if all or a substantial part of the undertaking, property or assets of any of the Security Parties is seized, nationalised, expropriated or compulsorily acquired by or under authority of any government or any Security Party disposes or threatens to dispose of a substantial part of its business or assets; or

12.2.23	Reduction of Capital if any of the members of the Guarantor Group reduces its authorised or issued or subscribed capital except reductions effected in compliance with Clause 8.4 of the Guarantee or as part of a share buy-back, whilst solvent, by the Guarantor; or

12.2.24	Challenge to Registration if the registration of any Vessel or any Mortgage becomes void or voidable or liable to cancellation or termination; or

12.2.25	War if the country of registration of any Vessel becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Agent reasonably considers that, as a result, the security conferred by the Security Documents is materially prejudiced; or

12.2.26	Notice of Termination if the Guarantor gives notice to the Agent to determine its obligations under the Guarantee.

13	Set-Off and Lien

13.1	Set-off The Borrowers irrevocably authorise each of the Finance Parties at any time after all or any part of the Indebtedness shall have become due and payable to set off without notice any liability of the Borrowers to any of the Finance Parties (whether present or future, actual or contingent, and irrespective of the branch or office, currency or place of payment) against any credit balance from time to time standing on any account of the Borrowers (whether current or otherwise and whether or not subject to notice) with any branch of any of the Finance Parties in or towards satisfaction of the Indebtedness and, in the name of that Finance Party or the Borrowers, to do all acts (including, without limitation, converting or exchanging any currency) and execute all documents which may be required to effect such application.

13.2	Lien If an Event of Default has occurred and is continuing, unremedied or unwaived, each Finance Party shall have a lien on and be entitled to retain and realise as additional security for the repayment of the Indebtedness any cheques, drafts, bills, notes or negotiable or non-negotiable instruments and any stocks, shares or marketable or other securities and property of any kind of any of the Borrowers (or of that Finance Party as agent or nominee of the Borrowers) from time to time held by that Finance Party, whether for safe custody or otherwise.

13.3	Restrictions on withdrawal Despite any term to the contrary in relation to any deposit or credit balance at any time on any account of any of the Borrowers with any of the Finance Parties, no such deposit or balance shall be repayable or capable of being assigned, mortgaged, charged or otherwise disposed of or dealt with by the Borrower in question after an Event of Default has occurred and while such Event of Default is continuing unremedied or unwaived, but any Finance Party may from time to time permit the withdrawal of all or any part of any such deposit or balance without affecting the continued application of this Clause.

13.4	Application Whilst an Event of Default is continuing unremedied or unwaived, the Borrowers irrevocably authorise the Agent to apply all sums which the Agent may receive:-

13.4.1	pursuant to a sale or other disposition of a Vessel or any right, title or interest in a Vessel; or

13.4.2	by way of payment to the Agent of any sum in respect of the Insurances, Earnings or Requisition Compensation of a Vessel; or

13.4.3	otherwise arising under or in connection with any of the Security Documents in or towards satisfaction, or by way of retention on account, of the Indebtedness, in such manner as the Agent may in its discretion determine.

14	Assignment and Sub-Participation

14.1	Right to assign Each of the Banks may assign or transfer all or any of its rights under or pursuant to the Security Documents or assign or grant sub-participations in all or any part of its Commitment provided that each such assignment or sub participation shall be in a minimum amount of five million Dollars ($5,000,000) (i) to any other branch of that Bank or (ii) with the prior written consent of the Agent and the Guarantor (which shall not be unreasonably withheld) to any other bank or financial institution.

14.2	Borrowers’ co-operation The Borrowers will co-operate fully and will procure that the Guarantor co-operates fully with the Banks in connection with any assignment, transfer or sub-participation pursuant to Clause 14.1; will execute and procure the execution of such documents as the Banks may require in connection therewith; and irrevocably authorise each of the Finance Parties to disclose to any proposed assignee, transferee or sub-participant (whether before or after any assignment, transfer or sub-participation and whether or not any assignment, transfer or sub-participation shall take place) all information relating to the Security Parties, the Facility or the Security Documents which each such Finance Party may in its discretion consider necessary or desirable (subject to any duties of confidentiality applicable to the Banks generally).

14.3	Rights of assignee Any assignee, transferee or sub-participant of a Bank shall (unless limited by the express terms of the assignment, transfer or sub-participation) take the full benefit of every provision of the Security Documents benefiting that Bank.

14.4	Transfer Certificates If any Bank wishes to transfer all or any of its Commitment as contemplated in Clause 14.1 then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after the date of delivery of such Transfer Certificate to the Agent:

14.4.1	to the extent that in such Transfer Certificate the Bank which is a party thereto seeks to transfer its Commitment in whole, the Borrowers and such Bank shall be released from further obligations towards each other under this Agreement and their respective rights against each other shall be cancelled other than existing claims against such Bank for breach of this Agreement (such rights, benefits and obligations being referred to in this Clause 14.4 as “discharged rights and obligations”);

14.4.2	the Borrowers and the Transferee which is a party thereto shall assume obligations towards each other and/or acquire rights against each other which differ from such discharged rights and obligations only insofar as the Borrowers and such Transferee have assumed and/or acquired the same in place of the Borrowers and such Bank;

14.4.3	the Finance Parties and the Transferee shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to this Agreement as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer; and

14.4.4	the Transferee shall pay to the Agent a transfer fee of three thousand Dollars ($3,000).

14.5	Power of Attorney In order to give effect to each Transfer Certificate the Finance Parties and the Borrowers each hereby irrevocably and unconditionally appoint the Agent as its true and lawful attorney with full power to execute on their respective behalves each Transfer Certificate delivered to the Agent pursuant to Clause 14.4 without the Agent being under any obligation to take any further instructions from or give any prior notice to, any of the Finance Parties or, subject to the Borrowers’ rights under Clause 14.1, the Borrowers before doing so and the Agent shall so execute each such Transfer Certificate on behalf of the other Finance Parties and the Borrowers immediately on their receipt of the same pursuant to Clause 14.4.

14.6	Notification The Agent shall promptly notify the other Finance Parties, the Transferee and the Borrowers on the execution by it of any Transfer Certificate together with details of the amount transferred, the Transfer Date and the parties to such transfer.

15	Payments, Mandatory Prepayment, Reserve Requirements and Illegality

15.1	Payments All amounts payable by the Borrowers under or pursuant to any of the Security Documents shall be paid to such accounts at such banks as the Agent may from time to time direct to the Borrowers and shall be paid in Dollars in same day funds (or such funds as are required by the authorities in the United States of America for settlement of international payments for immediate value). Payments shall be deemed to have been received by the Agent on the date on which the Agent receives authenticated advice of receipt, unless that advice is received by the Agent on a day other than a Business Day or at a time of day (whether on a Business Day or not) when the Agent in its reasonable discretion considers that it is impossible or impracticable for the Agent to utilise the amount received for value that same day, in which event the payment in question shall be deemed to have been received by the Agent on the Business Day next following the date of receipt of advice by the Agent.

15.2	No deductions or withholdings All payments (whether of principal or interest or otherwise) to be made by the Borrowers pursuant to the Security Documents shall, subject only to Clause 15.3, be made free and clear of and without deduction for or on account of any Taxes or other deductions, withholdings, restrictions, conditions or counterclaims of any nature, and the Borrowers will not claim any equity in respect of any payment due from them to the Banks or to the Agent under or in relation to any of the Security Documents.

15.3	Grossing-up If at any time any law requires (or is interpreted to require) the Borrowers to make any deduction or withholding from any payment, or to change the rate or manner in which any required deduction or withholding is made, the Borrowers will promptly notify the Agent and, simultaneously with making that payment, will pay to the Agent whatever additional amount (after taking into account any additional Taxes on, or deductions or withholdings from, or restrictions or conditions on, that additional amount) is necessary to ensure that, after making the deduction or withholding, the Agent and the Banks receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

15.4	Evidence of deductions If at any time the Borrowers are required by law to make any deduction or withholding from any payment to be made by it pursuant to any of the Security Documents, the Borrowers will pay the amount required to be deducted or withheld to the relevant authority within the time allowed under the applicable law and will, no later than thirty days after making that payment, deliver to the Agent an original receipt issued by the relevant authority, or other evidence reasonably acceptable to the Agent, evidencing the payment to that authority of all amounts required to be deducted or withheld. If the Borrowers make any deduction or withholding from any payment under or pursuant to any of the Security Documents, and a Bank subsequently receives a refund or allowance from any tax authority which that Bank at its sole discretion identifies as being referable to that deduction or withholding, that Bank shall, as soon as reasonably practicable, pay to the Borrowers an amount equal to the amount of the refund or allowance received, if and to the extent that it may do so without prejudicing its right to retain that refund or allowance and without putting itself in any worse financial position than that in which it would have been had the deduction or withholding not been required to have been made. Nothing in this Clause shall be interpreted as imposing any obligation on any Bank to apply for any refund or allowance nor as restricting in any way the manner in which any Bank organises its tax affairs, nor as imposing on any Bank any obligation to disclose to the Borrowers any information regarding its tax affairs or tax computations. All costs and expenses incurred by any Bank in obtaining or seeking to obtain a refund or allowance from any tax authority pursuant to this Clause shall be for the Borrowers’ account.

15.5	Adjustment of due dates If any payment to be made under any of the Security Documents, other than a payment of interest on the Facility (to which Clause 6.5 applies), shall be due on a day which is not a Business Day, that payment shall be made on the next succeeding Business Day (unless the next succeeding Business Day falls in the next calendar month in which event the payment shall be made on the next preceding Business Day). Any such variation of time shall be taken into account in computing any interest in respect of that payment.

15.6	Change in law If, by reason of the introduction of any law, or any change in any law, or the interpretation or administration of any law, or in compliance with any request or requirement from any central bank or any fiscal, monetary or other authority:-

15.6.1	any Finance Party (or the holding company of any Finance Party) shall be subject to any Tax with respect to payments of all or any part of the Indebtedness; or

15.6.2	the basis of Taxation of payments to any Finance Party in respect of all or any part of the Indebtedness shall be changed; or

15.6.3	any reserve requirements shall be imposed, modified or deemed applicable against assets held by or deposits in or for the account of or loans by any branch of any Finance Party or its direct or indirect holding company; or

15.6.4	any ratio (whether cash, capital adequacy, liquidity or otherwise) which any Finance Party or its direct or indirect holding company is required or requested to maintain shall be affected; or

15.6.5	there is imposed on any Finance Party (or on the direct or indirect holding company of any Finance Party) any other condition in relation to the Indebtedness or the Security Documents;

and the result of any of the above shall be to increase the cost to any Bank (or to the direct or indirect holding company of any Bank) of that Bank making or maintaining its Commitment or its Drawing, or to cause any Finance Party to suffer (in its reasonable opinion) a material reduction in the rate of return on its overall capital below the level which it reasonably anticipated at the Execution Date and which it would have been able to achieve but for its entering into this Agreement and/or performing its obligations under this Agreement, the Finance Party affected shall notify the Agent and, on demand to the Borrowers by the Agent, the Borrowers shall from time to time pay to the Agent for the account of the Finance Party affected the amount which shall compensate that Finance Party or the Agent (or the relevant holding company) for such additional cost or reduced return. A certificate signed by an authorised signatory of the Agent or of the Finance Party affected setting out the amount of that payment and the basis of its calculation shall be submitted to the Borrowers and shall be conclusive evidence of such amount save for manifest error or on any question of law.

15.7	Illegality and impracticality Notwithstanding anything contained in the Security Documents, the obligations of a Bank to advance or maintain its Commitment shall terminate in the event that a change in any law or in the interpretation of any law by any authority charged with its administration shall make it unlawful for that Bank to advance or maintain its Commitment. In such event the Bank affected shall notify the Agent and the Agent shall, by written notice to the Borrowers, declare that Bank’s obligations to be immediately terminated. If all or any part of the Facility shall have been advanced by the Banks to the Borrowers, the portion of the Indebtedness (including all accrued interest) advanced by the Bank so affected shall be prepaid within thirty days from the date of such notice, or sooner if illegality is determined. Clause 5.4 shall apply to that prepayment if it is made on a day other than the last day of an Interest Period. During that period, the affected Bank shall negotiate in good faith with the Borrowers to find an alternative method or lending base in order to maintain the Facility.

15.8	Changes in market circumstances If at any time a Bank determines (which determination shall be final and conclusive and binding on the Borrowers) that, by reason of changes affecting the London Interbank market, adequate and fair means do not exist for ascertaining the rate of interest on the Facility or any part thereof pursuant to this Agreement:-

15.8.1	that Bank shall give notice to the Agent and the Agent shall give notice to the Borrowers of the occurrence of such event; and

15.8.2	the Agent shall as soon as reasonably practicable certify to the Borrowers in writing the effective cost to that Bank of maintaining its Commitment for such further period as shall be selected by that Bank and the rate of interest payable by the Borrowers for that period; or, if that is not acceptable to the Borrowers,

15.8.3	the Agent in accordance with instructions from that Bank and subject to that Bank’s approval of any agreement between the Agent and the Borrowers, will negotiate with the Borrowers in good faith with a view to modifying this Agreement to provide a substitute basis for that Bank’s Commitment which is financially a substantial equivalent to the basis provided for in this Agreement.

If, within thirty days of the giving of the notice referred to in Clause 15.8.1, the Borrowers and the Agent fail to agree in writing on a substitute basis for such Bank’s Commitment the Borrowers will immediately prepay the amount of such Bank’s Commitment and the Maximum Facility Amount will automatically decrease by the amount of such Commitment and such decrease shall not be reversed. Clause 5.4 shall apply to that prepayment if it is made on a day other than the last day of an Interest Period.

15.9	Non-availability of currency If a Bank is for any reason unable to obtain Dollars in the London Interbank market and is, as a result, or as a result of any other contingency affecting the London Interbank market, unable to advance or maintain its Commitment in Dollars, that Bank shall give notice to the Agent and the Agent shall give notice to the Borrowers and that Bank’s obligations to make the Facility available shall immediately cease. In that event, if all or any part of the Facility shall have been advanced by that Bank to the Borrowers, the Agent in accordance with instructions from that Bank and subject to that Bank’s approval of any agreement between the Agent and the Borrower, will negotiate with the Borrowers in good faith with a view to establishing a mutually acceptable basis for funding the Facility or relevant part thereof from an alternative source. If the Agent and the Borrowers have failed to agree in writing on a basis for funding the Facility or relevant part thereof from an alternative source by 11.00 a.m. on the second Business Day prior to the end of the then current relevant Interest Period, the Borrowers will (without prejudice to its other obligations under or pursuant to this Agreement, including, without limitation, its obligation to pay interest on the Facility, arising on the expiry of the then relevant Interest Period) prepay the Indebtedness (or relevant part thereof) to the Agent on behalf of that Bank on the expiry of the then current relevant Interest Period.

16	Communications

16.1	Method Except for Communications pursuant to Clause 9, which shall be made or given in accordance with Clause 9.20, any Communication may be given, delivered, made or served (as the case may be) under or in relation to this Agreement by letter or fax and shall be in the English language and sent addressed:-

16.1.1	in the case of any of the Finance Parties to the Agent at its address at the head of this Agreement (fax no: + 1 212 421 4420) marked for the attention of: Agency Department; and

16.1.2	in the case of the Borrowers and/or the Guarantor to the Communications Address;

or to such other address or fax number as the Agent or the Borrowers may designate for themselves by written notice to the others.

16.2	Timing A Communication shall be deemed to have been duly given, delivered, made or served to or on, and received by a party to this Agreement:-

16.2.1	in the case of a fax when the sender receives one or more transmission reports showing the whole of the Communication to have been transmitted to the correct fax number;

16.2.2	if delivered to an officer of the relevant party or (in the case of the Borrowers) left at the Communications Address at the time of delivery or leaving; or

16.2.3	if posted, at 9.00 a.m. on the fifth Business Day after posting by prepaid first class post. PROVIDED ALWAYS that Communications to the Agent and (to the extent that they relate to the matters specified in Clause 9.4 only) the Banks shall be effective only upon receipt.

Any Communication by fax shall be promptly confirmed in writing by post or hand delivery.

17	General Indemnities

17.1	Currency In the event of any Finance Party receiving or recovering any amount payable under any of the Security Documents in a currency other than the Currency of Account, and if the amount received or recovered is insufficient when converted into the Currency of Account at the date of receipt to satisfy in full the amount due, the Borrowers shall, on the Agent’s written demand, pay to the Agent such further amount in the Currency of Account as is sufficient to satisfy in full the amount due and that further amount shall be due to the Agent on behalf of the Finance Parties as a separate debt under this Agreement.

17.2	Costs and expenses The Borrowers will, within fourteen days of the Agent’s written demand, reimburse the Agent (on behalf of each of the Finance Parties) for all reasonable out of pocket expenses including internal and external legal costs (including stamp duty, Value Added Tax or any similar or replacement tax if applicable) of and incidental to:-

17.2.1	the negotiation, syndication, preparation, execution and registration of the Security Documents (whether or not any of the Security Documents are actually executed or registered and whether or not all or any part of the Facility is advanced);

17.2.2	any amendments, addenda or supplements to any of the Security Documents (whether or not completed);

17.2.3	any other documents which may at any time be required by any Finance Party to give effect to any of the Security Documents or which any Finance Party is entitled to call for or obtain pursuant to any of the Security Documents; and

17.2.4	the exercise of the rights, powers, discretions and remedies of the Finance Parties under or pursuant to the Security Documents.

17.3	Events of Default The Borrowers shall indemnify the Finance Parties from time to time on demand against all losses and costs incurred or sustained by any Finance Party as a consequence of any Event of Default, including (without limitation) any Break Costs.

17.4	Funding costs The Borrowers shall indemnify the Finance Parties from time to time on demand against all losses and costs incurred or sustained by any Finance Party if, for any reason due to a default or other action by the Borrowers, any Drawing is not advanced to the Borrowers after the relevant Drawdown Notice has been given to the Agent, or is advanced on a date other than that requested in the Drawdown Notice, including (without limitation) any Break Costs.

17.5	Protection and enforcement The Borrowers shall indemnify the Finance Parties from time to time on demand against all losses, costs and liabilities which any Finance Party may from time to time sustain, incur or become liable for in or about the protection, maintenance or enforcement of the rights conferred on the Finance Parties by the Security Documents or in or about the exercise or purported exercise by the Finance Parties of any of the rights, powers, discretions or remedies vested in them under or arising out of the Security Documents, including (without limitation) any losses, costs and liabilities which any Finance Party may from time to time sustain, incur or become liable for by reason of any Finance Party being mortgagees of any Vessel, assignees of any Mortgage and/or a lender to the Borrowers, or by reason of any Finance Party being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of any Vessel. No such indemnity will be given to a Finance Party where any such loss, cost or liability has occurred due to gross negligence or wilful misconduct on the part of that Finance Party; however this shall not affect the right of any other Finance Party to receive any such indemnity.

17.6	Liabilities of Finance Parties The Borrowers will from time to time reimburse the Finance Parties on demand for all sums which any Finance Party may pay on account of any of the Security Parties or in connection with any Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which any Finance Party may pay or guarantees which any Finance Party may give in respect of the Insurances, any expenses incurred by any Finance Party in connection with the maintenance or repair of any Vessel or in discharging any lien, bond or other claim relating in any way to any Vessel, and any sums which any Finance Party may pay or guarantees which they may give to procure the release of any Vessel from arrest or detention.

17.7	Taxes The Borrowers shall pay all Taxes to which all or any part of the Indebtedness or any of the Security Documents may be at any time subject and shall indemnify the Finance Parties on demand against all liabilities, costs, claims and expenses incurred in connection therewith, including but not limited to any such liabilities, costs, claims and expenses resulting from any omission to pay or delay in paying any such Taxes. The indemnity contained in this Clause shall survive the repayment of the Indebtedness.

18	Miscellaneous

18.1	Waivers No failure or delay on the part of any Finance Party in exercising any right, power, discretion or remedy under or pursuant to any of the Security Documents, nor any actual or alleged course of dealing between any Finance Party and any of the Security Parties, shall operate as a waiver of, or acquiescence in, any default on the part of any Security Party, unless expressly agreed to do so in writing by the Agent, nor shall any single or partial exercise by any Finance Party of any right, power, discretion or remedy preclude any other or further exercise of that right, power, discretion or remedy, or the exercise by a Finance Party of any other right, power, discretion or remedy.

18.2	No oral variations No variation or amendment of any of the Security Documents shall be valid unless in writing and signed on behalf of the Agent and the relevant Security Party.

18.3	Severability If at any time any provision of any of the Security Documents is invalid, illegal or unenforceable in any respect that provision shall be severed from the remainder and the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

18.4	Successors etc. The Security Documents shall be binding on the Security Parties and on their successors and permitted transferees and assignees, and shall inure to the benefit of the Finance Parties and their respective successors, transferees and assignees. The Borrowers may not assign or transfer any of its rights or duties under or pursuant to any of the Security Documents without the prior written consent of the Banks.

18.5	Further assurance If any provision of the Security Documents shall be invalid or unenforceable in whole or in part by reason of any present or future law or any decision of any court, or if the documents at any time held by the Finance Parties on their behalf are considered by the Banks for any reason insufficient to carry out the terms of this Agreement, then from time to time the Borrowers will promptly, on demand by the Agent, execute or procure the execution of such further documents as in the reasonable opinion of the Banks are necessary to provide adequate security for the repayment of the Indebtedness.

18.6	Other arrangements The Finance Parties may, without prejudice to their rights under or pursuant to the Security Documents, at any time and from time to time, on such terms and conditions as they may in their discretion determine, and without notice to the Borrowers, grant time or other indulgence to, or compound with, any other person liable (actually or contingently) to the Finance Parties or any of them in respect of all or any part of the Indebtedness, and may release or renew negotiable instruments and take and release securities and hold funds on realisation or suspense account without affecting the liabilities of the Borrowers or the rights of the Finance Parties under or pursuant to the Security Documents.

18.7	Advisers The Borrowers irrevocably authorise the Agent, at any time and from time to time during the Facility Period, to consult insurance advisers on any matters relating to the Insurances, including, without limitation, the collection of insurance claims, and from time to time to consult or retain advisers or consultants to monitor or advise on any other claims relating to the Vessels. The Borrowers will provide such advisers and consultants with all information and documents which they may from time to time reasonably require and will reimburse the Agent on demand for all reasonable costs and expenses incurred by the Agent in connection with the consultation or retention of such advisers or consultants.

18.8	Delegation The Finance Parties may at any time and from time to time delegate to any person any of their rights, powers, discretions and remedies pursuant to the Security Documents, other than rights relating to actions to be taken by the Majority Banks or the Banks as a group on such terms as they may consider appropriate (including the power to sub-delegate).

18.9	Rights etc. cumulative Every right, power, discretion and remedy conferred on the Finance Parties under or pursuant to the Security Documents shall be cumulative and in addition to every other right, power, discretion or remedy to which they may at any time be entitled by law or in equity. The Finance Parties may exercise each of their rights, powers, discretions and remedies as often and in such order as they deem appropriate subject to obtaining the prior written consent of the Majority Banks. The exercise or the beginning of the exercise of any right, power, discretion or remedy shall not be interpreted as a waiver of the right to exercise any other right, power, discretion or remedy either simultaneously or subsequently.

18.10	No enquiry The Finance Parties shall not be concerned to enquire into the powers of the Security Parties or of any person purporting to act on behalf of any of the Security Parties, even if any of the Security Parties or any such person shall have acted in excess of their powers or if their actions shall have been irregular, defective or informal, whether or not any Finance Parties had notice thereof.

18.11	Continuing security The security constituted by the Security Documents shall be continuing and shall not be satisfied by any intermediate payment or satisfaction until the Indebtedness shall have been repaid in full and none of the Finance Parties shall be under any further actual or contingent liability to any third party in relation to the Vessels, the Insurances, Earnings or Requisition Compensation or any other matter referred to in the Security Documents.

18.12	Security cumulative The security constituted by the Security Documents shall be in addition to any other security now or in the future held by the Finance Parties or any of them for or in respect of all or any part of the Indebtedness, and shall not merge with or prejudice or be prejudiced by any such security or any other contractual or legal rights of any of the Finance Parties, nor affected by any irregularity, defect or informality, or by any release, exchange or variation of any such security. Section 93 of the Law of Property Act 1925 and all provisions which the Agent considers analogous thereto under the law of any other relevant jurisdiction shall not apply to the security constituted by the Security Documents.

18.13	Re-instatement If any Finance Party takes any steps to exercise any of its rights, powers, remedies or discretions pursuant to the Security Documents and the result shall be adverse to the Finance Parties, the Borrowers and the Finance Parties shall be restored to their former positions as if no such steps had been taken.

18.14	No liability None of the Finance Parties, nor any agent or employee of any Finance Party, nor any receiver and/or manager appointed by the Agent, shall be liable for any losses which may be incurred in or about the exercise of any of the rights, powers, discretions or remedies of the Finance Parties under or pursuant to the Security Documents nor liable as mortgagee in possession for any loss on realisation or for any neglect or default of any nature for which a mortgagee in possession might otherwise be liable unless such Finance Party’s action constitutes gross negligence or wilful misconduct.

18.15	Rescission of payments etc. Any discharge, release or reassignment by any of the Finance Parties of any of the security constituted by, or any of the obligations of any Security Party contained in, any of the Security Documents shall be (and be deemed always to have been) void if any act (including, without limitation, any payment) as a result of which such discharge, release or reassignment was given or made is subsequently wholly or partially rescinded or avoided by operation of any law, unless such Finance Party’s action constitutes gross negligence or wilful misconduct.

18.16	Subsequent Encumbrances If the Agent receives notice of any subsequent Encumbrance (other than any Encumbrance permitted by the terms of this Agreement) affecting any Vessel or all or any part of the Insurances, Earnings or Requisition Compensation, the Agent may open a new account in its books for the Borrowers. If the Agent does not open a new account, then (unless the Encumbrance is permitted by the terms of this Agreement or the Agent gives written notice to the contrary to the Borrowers) as from the time of receipt by the Agent of notice of such subsequent Encumbrance, all payments made to the Agent shall be treated as having been credited to a new account of the Borrowers and not as having been applied in reduction of the Indebtedness.

18.17	Releases If any Finance Party shall at any time in its discretion release any party from all or any part of any of the Security Documents or from any term, covenant, clause, condition or obligation contained in any of the Security Documents, the liability of any other party to the Security Documents shall not be varied or diminished.

18.18	Certificates Any certificate or statement signed by an authorised signatory of the Agent purporting to show the amount of the Indebtedness (or any part of the Indebtedness) or any other amount referred to in any of the Security Documents shall, save for manifest error or on any question of law, be conclusive evidence as against the Borrowers of that amount.

18.19	Survival of representations and warranties The representations and warranties on the part of the Borrowers contained in this Agreement shall survive the execution of this Agreement and the advance of the Facility or any part thereof.

18.20	Counterparts This Agreement may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument.

18.21	Third Party Rights Notwithstanding the provisions of the Contracts (Rights of Third Parties) Act 1999, no term of this Agreement is enforceable by a person who is not a party to it.

19	Law and Jurisdiction

19.1	Governing law This Agreement shall in all respects be governed by and interpreted in accordance with English law.

19.2	Jurisdiction For the exclusive benefit of the Finance Parties, the parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that any Proceedings may be brought in those courts. The Borrowers irrevocably waive any objection which they may now or in the future have to the laying of the venue of any Proceedings in any court referred to in this Clause, and any claim that those Proceedings have been brought in an inconvenient or inappropriate forum.

19.3	Alternative jurisdictions Nothing contained in this Clause shall limit the right of the Finance Parties to commence any Proceedings against the Borrowers in any other court of competent jurisdiction nor shall the commencement of any Proceedings against the Borrowers in one or more jurisdictions preclude the commencement of any Proceedings in any other jurisdiction, whether concurrently or not.

19.4	Service of process Without prejudice to the right of the Finance Parties to use any other method of service permitted by law, the Borrowers irrevocably agree that any writ, notice, judgment or other legal process shall be sufficiently served on them if addressed to them and left at or sent by post to the Address for Service, and in that event shall be conclusively deemed to have been served at the time of leaving or, if posted, at 9.00 a.m. on the third Business Day after posting by prepaid first class registered post.

IN WITNESS of which the parties to this Agreement have executed this Agreement the day and year first before written.

SCHEDULE 1

The Banks, the Commitments and the Proportionate Shares

The Banks                                             The Commitments ($)       The Proportionate Shares (%)

Citibank N.A.                                              45,000,000                    8.182
388 Greenwich Street
23rd Floor
New York
NY 10013
Fax: +212 816 5429
Attention: Charles Delamater

Nordea Bank Finland PLC, New York Branch                   45,000,000                    8.182
437 Madison Avenue
New York
NY 10022
Fax no: +1 212 421 4420
Attention: Shipping, Offshore and Oil Services Group

ING Bank N.V., London Branch                               45,000,000                    8.182
60 London Wall
London
EC2M 5TQ
Fax no: +44 207 767 7252
Attention: David Rolls

Danish Ship Finance (Danmarks Skibskreditfond)             37,000,000                    6.728
Sankt Annae Plads 3
DK-1250 Copenhagen K
Denmark
Fax no: +45 3333 9333
Attention: Christian Behnke

HSH Nordbank AG                                            37,000,000                    6.728
Gerhardt-Hauptmann-Platz 50,
D-20095 Hamburg
Federal Republic of Germany
Fax no: +40 33 33 34 307
Attention: Martina Timm/Uta Urbaniak

Schiffshypothekenbank zu Lubeck AG                         37,000,000                    6.728
Brandstwiete 1
D-20457 Hamburg
Federal Republic of Germany
Fax no: +49 40 3701 4649
Attn: Ship financing/International Credit Department

The Royal Bank of Scotland plc                             37,000,000                    6.728
Shipping Business Centre
5-10 Great Tower Street
London EC3P 3HX
Fax no: +44 207 615 0119
Attn: Colin Manchester

Deutsche Schiffsbank Aktiengesellschaft                    37,000,000                    6.728
Domshof 17
28195 Bremen
Federal Republic of Germany
Fax no: +49 421 3609 329
Attn: Credit Department

Fleet National Bank                                        25,000,000                    4.545
100 Federal Street
Boston
MA 02110 USA
Fax no: +617 434 9820
Attn: Richard Bridge
For credit matters
Fax no: +617 434 1935
Attn: William Latham

Sumitomo Mitsui Banking Corporation, New York              25,000,000                    4.545
277 Park Avenue
New York
NY 10172
Fax no: +212 224 5197
Attn: Robert Dupree / Emily Estevez

KfW                                                        25,000,000                    4.545
Palmengartenstrasse 5-9
D-60325 Frankfurt am Main
Federal Republic of Germany
Fax no: +49 69 7431 3768
Attn: Shipping Finance

Landesbank Hessen-Thuringen Girozentrale
New York Branch                                            25,000,000                    4.545
420 Fifth Avenue, 25th Floor
New York
NY 10018-2729
U.S.A.
Fax no: +1212 703 5256
Attn: Shipping Finance

DnB NOR Bank ASA                                           25,000,000                    4.545
Stranden 21
N-0021 Oslo
Norway
Fax no. +47 22 482020
Attn: Credit Administration Shipping

Fokus Bank                                                 20,000,000                    3.636
PO Box 1170 Sentrum
0107 Oslo
Fax no: +47 2400 7930
Attn: Divinde Haraldsen/Tore Besserud Braein

BNP Paribas                                                20,000,000                    3.636
Postboks 102-Sentrum
Oslo
Norway
Fax no: +47 2241 08 44
Attn: Pierre de Fontenay/Tove Brandt

The Governor and Company of the                            20,000,000                    3.636
Bank of Ireland
Head Office
Lower Baggot Street
Dublin 2
Ireland
Fax no: + 353 1 829 0129
Attn: John Hartigan/Ann-Marie Dodd

For Credit Matters
Bank of Ireland Corporate Banking
Corporate Banking
La Touche House
4th Floor
Dublin 1
Ireland
Fax no: +353 1829 0129
Attn: John Hartigan/Paul Packard

Bayerische Hypo-und Vereinsbank                            20,000,000                    3.636
Aktiengesellschaft
Am Tucherpark 16
D-80538 Munich
Federal Republic of Germany
Fax no: +49 40 3692 3696
Attn: Silvana Nicolini/Dorte Ziebarth

Calyon                                                     20,000,000                    3.636
For administration matters:
9. Quai, du President Paul Doumer
92920 Paris La Defense
France
Fax no: +33 141 89 19 34
Attention: Middle Office/Shipping/Ms Marie-Claire Vanderperre/M. Godet-Couery

For credit matters:
Broadwalk House
5 Appold Street
London EC2A 2DA
Fax no: +44 207 214 6689
Attention: Daniel Quirk/Oliver Hermanns

SCHEDULE 2

The Vessels

   Borrower                      Country of                     Vessel                   Flag
                               Incorporation

Avalon Spirit L.L.C.           Marshall Islands             "AVALON SPIRIT"             Canada
Axel Spirit L.L.C.             Marshall Islands             "AXEL SPIRIT"               Bahamas
Esther Spirit L.L.C.           Marshall Islands             "ESTHER SPIRIT"             Bahamas
Everest Spirit L.L.C.          Marshall Islands             "EVEREST SPIRIT"            Bahamas
Gotland Spirit L.L.C.          Marshall Islands             "GOTLAND SPIRIT"            Bahamas
Hamane Spirit L.L.C.           Marshall Islands             "HAMANE SPIRIT"             Bahamas
Kanata Spirit L.L.C.           Marshall Islands             "KANATA SPIRIT"             Bahamas
Kareela Spirit L.L.C.          Marshall Islands             "KAREELA SPIRIT"            Bahamas
Kilimanjaro Spirit L.L.C.      Marshall Islands             "KILIMANJARO SPIRIT"        Bahamas
Kyeema Spirit L.L.C.           Marshall Islands             "KYEEMA SPIRIT"             Bahamas
Luzon Spirit L.L.C.            Marshall Islands             "LUZON SPIRIT"              Bahamas
Mayon Spirit L.L.C.            Marshall Islands             "MAYON SPIRIT"              Bahamas
Orkney Spirit L.L.C.           Marshall Islands             "ORKNEY SPIRIT"             Bahamas
Sebarok Spirit L.L.C.          Marshall Islands             "SEBAROK SPIRIT"            Bahamas
Shetland Spirit L.L.C.         Marshall Islands             "SHETLAND SPIRIT"           Bahamas
Sotra Spirit L.L.C.            Marshall Islands             "SOTRA SPIRIT"              Bahamas

SCHEDULE 8

Vessel Provisions

1	DEFINITIONS

In this Schedule 8 (Vessel Provisions):

“Damage Notification Event” means any circumstance or event in connection with or in relation to a Vessel which gives rise to any claim or aggregate claims against the relevant insurers, before any adjustment for any relevant franchise or deduction, which exceeds ten million Dollars $10,000,000 or the equivalent in any other currency.

“Environmental Approvals” means any present or future permit, licence, approval, ruling, variance, exemption, or other authorisation required under the applicable Environmental Laws

“Excess Risks” means, in relation to a Vessel, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Vessel as a consequence of the excess of the value at which that Vessel is assessed for the purposes of such claims is over the Vessel’s insured value.

“Insurers” means the underwriters or insurance companies with whom any of the Obligatory Insurances is effected and any protection and indemnity or war risks association in which a Vessel may at any time be entered.

“Obligatory Insurances” means in respect of a Vessel, any policy or contract of insurance and any entry in a protection and indemnity or war risks association which are now or may hereafter be taken out or effected by or on behalf of the Borrowers pursuant to clauses 5.1,5.2 and 5.4 of this schedule or the provisions of any other Security Document in respect of a Vessel or its increased value, Earnings or profits and all the benefits thereof including under all claims thereunder and returns of premium.

“Policy” means, in relation to the Obligatory Insurances, any binder, contract, slip, note, certificate of entry, record or any other document evidencing the contract of the Obligatory Insurance or its terms.

“Threshold Amount” means ten million Dollars ($10,000,000) or its equivalent in any other currency.

2	INSURANCE COVENANTS

Each of the Owners covenants with the Agent (for the benefit of the Finance Parties) that, at all times during the Facility Period, it shall:

(a)	execute all such documents (including, without limitation, any guarantees and/or indemnities required by any protection and indemnity or war risks association) , provide copies of such documents to the Agent and ensure such documents remain in full force and effect and do all such things as may be necessary to confer the Agent with the benefit of the Obligatory Insurances including, without limitation, to:

(i)	notify the insurers of the Agent’s interest in the Vessels and the Obligatory Insurances by notices in the forms set out in the relevant Security Documents to which it is a party; and

(ii)	ensure that the Obligatory Insurances contain loss payable and, if applicable, notices of cancellation clauses substantially in the forms set out in the relevant Security Documents to which it is a party (or in such form as may be approved from time to time, in writing, by the Agent);

and that all declarations and notices required by the terms of the Obligatory Insurances to be made on behalf of each of the Owners to brokers, underwriters or associations have been duly and punctually made or given.

(b)	promptly upon effecting the Obligatory Insurances, give written notice to the Agent stating the full particulars (including, without limitation, the dates and amounts of the Obligatory Insurances) thereof;

(c)	punctually pay all premiums, calls, contributions or other sums payable in respect of the Obligatory Insurances;

(d)	within thirty days following a request by the Agent (such request not to be made more than once in any calendar year), provide the Agent with a detailed report signed by an independent and reputable firm of marine insurance brokers or consultants appointed by it and approved by the Agent detailing the Obligatory Insurances and stating that, in the reasonable opinion of such firm, the Obligatory Insurances are adequate, each such report to be prepared at the expense of the relevant Owner if the Agent has reasonable grounds for inquiring about the adequacy of such Obligatory Insurances, but otherwise at the expense of the Agent;

(e)	not alter materially or agree to any material alteration of any of the Obligatory Insurances without the prior written consent of the Agent or consent or agree to any act or omission which might invalidate or render unenforceable any of the Obligatory Insurances in whole or in part or waive any of its rights under or in respect of any of the Obligatory Insurances;

(f)	cause the insurance brokers and the managers of any protection and indemnity or war risks association in which the Vessels may be entered:

(i)	to hold to the order of the Agent in accordance with customary market practice the originals of all Policies (and the benefit of such Obligatory Insurances) and upon request deliver certified copies of the same to the Agent;

(ii)	to deliver to the Agent a letter or letters of undertaking in the form customarily provided by the relevant protection and indemnity club in a form acceptable to the Agent together with a copy of the club’s certificate of entry (if the relevant protection and indemnity club has confirmed that it will deliver the same). If a Vessel is at any time during the Facility Period insured under any form of fleet cover, the relevant Owner shall procure that those letters of undertaking contain confirmation that the brokers, underwriters or association (as the case may be) will not set off claims relating to that Vessel against premiums, calls or contributions in respect of any other vessel or other insurance, and that the insurance cover of that Vessel will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance. Failing receipt of those confirmations, the relevant Owner will instruct the brokers, underwriters or association concerned to issue a separate policy or certificate for that Vessel in the sole name of the relevant Owner or of the Owner’s brokers as agents for the Owner; and

(iii)	in the event that a Vessel enters United States of America waters (or the territorial waters of any other country which requires special certification) to provide the Agent upon request with such evidence as the Agent may reasonably require that such Vessel has a valid and current certificate of financial responsibility for pollution by oil and/or any other Environmentally Sensitive Material issued by the relevant certifying authority in relation to such Vessel;

(g)	promptly notify the Agent:

(i)	if any underwriter, insurance company or protection and indemnity or war risks association cancels any of the Obligatory Insurances; and

(ii)	of any other act, omission or event which would render invalid or unenforceable any of the Obligatory Insurances in whole or in part;

(h)	not, without the prior written consent of the Agent, settle, compromise or abandon any claim, give notice of abandonment in respect of a Vessel under any of the Obligatory Insurances other than a claim under protection and indemnity insurance or, so long as no Event of Default shall have occurred and be continuing, a claim of less than $10,000,000 (or the equivalent thereof in any other currency) arising otherwise than out of a Total Loss of the Vessel;

(i)	in the case of the Obligatory Insurances in respect of protection and indemnity risks, to pay or settle any liability to which a claim relates or, as the case may be, reimburse any relevant insured which has settled that claim; and

(j)	comply in all material respects with all terms and conditions of the Obligatory Insurances and make all such declarations to brokers, underwriters and associations as may be required to enable the Vessels to operate in accordance with the terms and conditions of the Obligatory Insurances. The Borrowers will not do, nor permit to be done, any act, nor make, nor permit to be made, any omission, as a result of which any of the Obligatory Insurances may become liable to be suspended, cancelled or avoided, or may become unenforceable, or as a result of which any sums payable under or in connection with any of the Obligatory Insurances may be reduced or become liable to be repaid or rescinded in whole or in part.

3	OPERATIONAL COVENANTS

The Borrowers covenant with the Agent (for the benefit of the Finance Parties) that, at all times, during the Facility Period they shall:

(a)	maintain the registration of the Vessels under a Pre-Approved Flag or under such other flag as may be approved by the Agent, in writing, such approval not to be unreasonably withheld or delayed, and maintain the registration of the Mortgages at the relevant ship registries, and shall not cause or permit to be done any act or omission whereby the registration of the Vessels or the Mortgages at any one time would or might be defeated or imperilled;

(b)	not knowingly cause or permit the Vessels to be operated in any manner or employed in any trade or business contrary to or unlawful under the laws, regulations, treaties and conventions (and all rules and regulations issued thereunder), from time to time applicable to each of the Vessels;

(c)	maintain and preserve, at their own expense, the Vessels in a seaworthy condition and in good working order and repair (ordinary wear and tear excepted) and in such condition to ensure that the Vessels are entitled to the highest class applicable to vessels of their type with a Pre-Approved Classification Society;

(d)	comply in all material respects with all laws, conventions, regulations and requirements (statutory or otherwise) including but not limited to the ISM Code and the ISPS Code from time to time applicable to the relevant Owner and/or in the jurisdictions where the Vessels are registered and/or in the jurisdictions where the Vessels trade and/or are operated from;

(e)	submit the Vessels on a regular basis to all periodical or other surveys as the classification society in which the Vessels are entered may require and at the request of the Agent provide the Agent with copies of all classification certificates of the Vessels and their machinery and of all damage or survey reports issued in connection therewith;

(f)	promptly notify the Agent of any substantial change in the structure of the Vessels or any other modification which might involve material alteration to the Vessels provided that they shall not without the prior written consent of the Agent, cause or permit to be made any change or modification which may result in a change to the type of the Vessels;

(g)	promptly notify the Agent of any change of the name or port of registry of the Vessels;

(h)	not permit or allow to occur any discharge, release, leak, migration or other escape of any Environmentally Sensitive Material into the environment on, under or from any property owned, leased, occupied or controlled by them (including, without limitation, the Vessels), where such discharge, release, leak, migration or other escape would or might have a Material Adverse Effect;

(i)	promptly notify the Agent by an effective and prompt mode of communication upon receiving notice of or becoming aware of any of the following events:

(i)	any circumstance or event which is or is likely to constitute a Damage Notification Event;

(ii)	any event as a result of which a Vessel has become or might, with the passage of time or otherwise, become a Total Loss; and

(iii)	any Environmental Claim or Environmental Incident pending, or made against them or in connection with the Vessels which has or will have a Material Adverse Effect;

(j)	to notify the Agent immediately the Borrowers become aware of any legal proceedings or arbitration involving a Vessel or an Owner where the amount claimed by any party (ignoring any counterclaim or defence of set-off) exceeds or may reasonably be expected to exceed the Threshold Amount; and

(k)	not without the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed) to put a Vessel into the possession of any person for the purpose of work or repairs estimated to cost more than the Threshold Amount (except for repairs the cost of which is recoverable under the Obligatory Insurances and in respect of which the Insurers have agreed to make payment in accordance with any applicable loss payable clause) unless that person shall have given an undertaking to the Agent in such terms as the Agent shall require not to exercise a lien on that Vessel for the cost of the work.

4	MAINTENANCE OF SECURITY COVENANTS

The Borrowers covenant with the Agent (for the benefit of the Finance Parties) that, at all times, during the Facility Period they shall:

(a)	do everything necessary under all applicable laws for the purpose of perfecting the Security Documents and maintaining the Vessels as a good and valid security;

(b)	not, without the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed), let or agree to let the Vessels (or any part thereof) on demise charter or on any time charter or contract of affreightment with a third party outside the Guarantor Group whose period (including any options to extend held by such charterer) exceeds three years;

(c)	do all such acts and execute all such documents as may be reasonably required by the Agent to ensure the payment to the Agent of any Requisition Compensation and any other moneys owed to the Borrowers in respect of any requisition for use or hire of the Vessels by or on behalf of any government or other authority; and

(d)	not, without the prior written consent of the Agent, save for any Security Document to which they are a party, assign, charge, mortgage or otherwise create (or concur in the creation of or permit to exist) any Encumbrance (in part or in whole) other than Permitted Liens over the Vessels, the Requisition Compensation, the Obligatory Insurances or the Earnings.

5	OBLIGATORY INSURANCES

5.1	The Borrowers shall ensure that at all times, during the Facility Period:

(a)	each Vessel remains insured against marine risks and war risks (including blocking and trapping) for her full market value and in any event for an amount which is not less than the greater of (i) the market value of that Vessel and (ii) an amount which, when aggregated with the insured value of the other Vessels, equals one hundred and ten per centum (110%) of the aggregate of the Facility Outstandings; and

(b)	each Vessel remains entered in a protection and indemnity association in both protection and indemnity classes, or remains otherwise insured against protection and indemnity risks and liabilities (including, without limitation, protection and indemnity war risks); and

(c)	each Vessel remains insured against oil pollution caused by that Vessel for one billion Dollars ($1,000,000,000) such amounts as the Mortgagee may from time to time approve unless that risk is covered to the satisfaction of the Mortgagee by the Vessel’s protection and indemnity entry or insurance, such insurance to be on such terms and with such insurers or insurance companies (or, in the case of war risks and protection and indemnity risks, such war risk or protection and indemnity associations) as may be approved in writing by the Agent from time to time (such approval not to be unreasonably withheld or delayed).

5.2	The Borrowers shall effect and maintain oil pollution insurance cover in respect of each Vessel in an amount equal to US$1,000,000,000 in respect of each incident (such insurance shall include cover taken out or effected under clause 5.1 of this Schedule insofar as insurance risks are concerned) or where (in the reasonable opinion of the Majority Banks, which shall take into consideration the price at which such cover can be effected) such insurance cannot be obtained in the international insurance market following due diligence (other than where the absence of available cover is caused by a history of accidents and/or spillage in respect of the Vessel in question and/or the relevant Owner) such insurance shall be in an amount equal to at least US$500,000,000 in respect of each incident (or such other amount as may be agreed by the Majority Banks).

5.3	If the Borrowers fail to take out or maintain any Obligatory Insurance required to be effected by them, the Agent, for and on behalf of the Borrowers, may (but shall not be obliged to) effect any such insurance (without prejudice to any other right of the Agent arising hereunder or under any other Security Document) and the Borrowers will on demand promptly pay to the Agent the amount of any payment made in connection therewith, together with interest thereon at the Default Rate.

5.4	Without prejudice to the Borrowers’ continuing obligations under this clause 5 of this Schedule, they shall, at least seven days before the expiry of any Obligatory Insurances (other than entry in a protection and indemnity association) and at least one day before the expiry of any entry in the protection and indemnity association (or within such shorter period as the Agent may from time to time agree) taken out or effected by them or on their behalf in respect of the each Vessel confirm, in writing, to the Agent that the same has been renewed in accordance with the terms hereunder and promptly provide certified copies of the terms and conditions of the renewals.

5.5	Without prejudice to clause 2 (h) of this Schedule (Insurance Covenants) provided that no Event of Default shall have occurred and be continuing unremedied or unwaived, the Borrowers may settle or compromise a claim arising out of any event or circumstance which does not constitute a Total Loss or a Damage Notification Event of or in respect of the Vessels. Further, where in accordance with clause 4(c) of this Schedule (Maintenance of Security Covenants) any Requisition Compensation has been paid to the Agent (to the extent that it is entitled to retain the same) the Agent shall, provided that the Borrowers are in compliance with their obligations under the Security Documents to which they are a party, release such proceeds to the Borrowers.

6	CHANGES TO OBLIGATORY INSURANCES

If following a review of the Obligatory Insurances, the Agent reasonably determines that such Obligatory Insurances are inadequate to protect the Finance Parties’ interest in the Vessels by reason of changes to the insurance market (other than changes permitted hereunder) having regard to comparable insurances effected by owners and operators of vessels of a similar type and age to the Vessels, the Agent may by notice to the Borrowers require the Borrowers, at their own cost and expense, to promptly take such actions as in the reasonable opinion of the Agent are necessary to remedy such inadequacies.

7	PROVISION OF INFORMATION

The Borrowers agree that they shall, at all times, during the Facility Period:

(a)	provide the Agent with any information regarding the Vessels as reasonably requested by the Agent;

(b)	provide to the Agent on request copies of the classification certificates of the Vessels and all machinery, damage and/or survey reports on the Vessels and of any charter and any contract of affreightment entered into by or on behalf of the relevant Owner with a third party outside the Guarantor Group in respect of the Vessels whose period (including any options to extend held by such charterer) exceeds three years; and

(c)	ensure that the Agent, its surveyors and/or other persons appointed by it will be permitted upon giving reasonable notice (and so as not to interrupt the trade of the Vessels) to board and have full and complete access to inspect that Vessel, its cargo and its logs. For the avoidance of doubt, any costs of such survey and inspection are not to be for the Borrowers’ cost unless an Event of Default or Potential Event of Default has occurred.

8	ENVIRONMENTAL INDEMNIFICATION

The Borrowers shall defend, indemnify and hold harmless each of the Finance Parties and any of its employees, agents, officers and directors from and against any claims, demands, penalties, disbursements, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown (including, without limitation, legal fees), contingent or otherwise, arising out of or in any way related to Environmentally Sensitive Material in, transported, stored or carried upon or forming a part of or discharge from a Vessel or in relation to any Environmental Laws, Environmental Approvals or Environmental Claims insofar as it relates to a Vessel or an Owner.

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  NORDEA BANK FINLAND PLC,                         )
New York Branch                                      )
(as the Agent)                                       )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  CITIBANK N.A.                                    )
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  ING BANK N.V.                                    )
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  NORDEA BANK NORGE ASA,                           )
Grand Cayman Branch                                  )
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of CALYON
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  DANISH SHIP FINANCE                              )
(DANMARKS SKIBSKREDITFOND)                           )
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  HSH NORDBANK AG                                  )
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  SCHIFFSHYPOTHEKENBANK                            )
ZU LUBECK AG                                         )
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  KFW
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  LANDESBANK                                       )
HESSEN-THURINGEN (HELABA)                            )
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  FOKUS BANK                                       )
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of THE GOVERNOR AND COMPANY                          )
OF THE BANK OF IRELAND                               )
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  BAYERISCHE                                       )
HYPO- UND VEREINSBANK                                )
AKTIENGESELLSCHAFT                                   )
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED by                                            )
duly authorised for and on behalf                    )
of  DNB NOR BANK ASA                                 )
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  THE ROYAL BANK OF                                )
SCOTLAND PLC                                         )
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  DEUTSCHE SCHIFFSBANK                             )
AKTIENGESELLSCHAFT                                   )
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of FLEET NATIONAL BANK                               )
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED by                                            )
duly authorised for and on behalf                    )
of  SUMITOMO MITSUI                                  )
BANKING CORPORATION                                  )
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  BNP PARIBAS                                      )
(as a Bank)                                          )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  CITIBANK N.A.                                    )
(as an underwriter)                                  )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  ING BANK N.V.                                    )
(as an underwriter)                                  )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  NORDEA BANK NORGE ASA,                           )
Grand Cayman Branch                                  )
(as an underwriter)                                  )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  CITIGROUP GLOBAL                                 )
MARKETS LTD                                          )
(as a bookrunner)                                    )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  ING BANK N.V.                                    )
(as a bookrunner)                                    )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  CITIGROUP GLOBAL                                 )
MARKETS LTD                                          )
(as a mandated lead arranger)                        )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  ING BANK N.V.                                    )
(as a mandated lead arranger)                        )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  NORDEA BANK FINLAND PLC,                         )
New York Branch                                      )
(as a mandated lead arranger)                        )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  AVALON SPIRIT L.L.C.                             )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  AXEL SPIRIT L.L.C.                               )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  ESTHER SPIRIT L.L.C.                             )
in the presence of:-                                 )

SIGNED by                                            )
duly authorised for and on behalf                    )
of  EVEREST SPIRIT L.L.C.                            )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  GOTLAND SPIRIT L.L.C.                            )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  HAMANE SPIRIT L.L.C.                             )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  KANATA SPIRIT L.L.C.                             )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  KAREELA SPIRIT L.L.C.                            )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  KILIMANJARO SPIRIT L.L.C.                        )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  KYEEMA SPIRIT L.L.C.                             )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  LUZON SPIRIT L.L.C.                              )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  MAYON SPIRIT L.L.C.                              )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  ORKNEY SPIRIT L.L.C.                             )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  SEBAROK SPIRIT L.L.C.                            )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  SHETLAND SPIRIT L.L.C.                           )
in the presence of:-                                 )

SIGNED  by                                           )
duly authorised for and on behalf                    )
of  SOTRA SPIRIT L.L.C.                              )
in the presence of:-                                 )